Exhibit 10.2


  ===========================================================================



                                 LOAN AGREEMENT

                            Dated as of May 1, 1997

                                    Between



              MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY

                                   ("Issuer")


                                      and


                                  ALCORE, INC.

                                  ("Borrower")

                                   $2,600,000

              Maryland Industrial Development Financing Authority
                       Economic Development Revenue Bonds
                            (Alcore, Inc. Facility)
                                   1997 Issue

   =========================================================================




CERTAIN RIGHTS OF THE ISSUER UNDER THIS AGREEMENT HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, AS TRUSTEE AND BRANCH BANKING AND TRUST COMPANY, AS CREDIT FACILITY TRUSTEE UNDER A TRUST INDENTURE OF EVEN DATE HEREWITH BETWEEN THE ISSUER, THE TRUSTEE AND THE CREDIT FACILITY TRUSTEE, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME.

                                 LOAN AGREEMENT


         This LOAN AGREEMENT, dated as of May 1, 1997, between the Maryland Industrial Development Financing Authority, a body corporate and politic and a public instrumentality of the State of Maryland (the "Issuer"), and Alcore, Inc., a Delaware corporation (the "Borrower"),

                              W I T N E S S E T H:

         In consideration of the respective representations and agreements contained herein, the parties hereto, recognizing that under the Act (as hereinafter defined) this Loan Agreement shall not in any way obligate the State (as hereinafter defined) or any political subdivision thereof, the Department (as hereinafter defined), the Issuer or any other public body, to raise any money by taxation or use other public moneys for any purpose in relation to the Facility (as hereinafter defined) and that neither the State nor any political subdivision thereof, nor the Department, nor the Issuer, nor any other public body, shall pay or promise to pay any debt or meet any financial obligation to any person at any time in relation to the Facility, except from moneys received or to be received under the provisions of this Loan Agreement, the Note and from the Credit Facility Issuer under a Credit Facility (each as hereinafter defined) or derived from the exercise of the rights of the Issuer thereunder, agree as follows:

                                   ARTICLE I

                     DEFINITIONS AND RULES OF CONSTRUCTION

         Section 1.1. Definitions. In addition to words and terms elsewhere defined in this Loan Agreement or in the Indenture, the following words and terms shall have the following meanings:

         "Acquisition" or "acquisition" shall mean, when used in regard to the Facility, and shall include, where applicable, and without limitation, the acquisition, construction, rehabilitation, remodeling, extension, equipping and permanent improvement of the Facility, and paying the necessary costs of preparing, printing and selling the Bonds, and such other costs as may be permitted by the Act and the Code.

         "Act" shall mean the MIDFA Act and the Revenue Bond Act.

         "Addition" shall mean the addition containing approximately 15,000 square feet to be made to the Building.

         "Administrative Expenses" shall mean the amounts payable pursuant to
Section 7.2 hereof and Section 1006 of the Indenture by the Borrower to or for the account of the Issuer, the Trustee, the Registrar, the Paying Agent and others to provide for payment of the costs and expenses incurred by such parties.


         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.



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         "Alternate Credit Facility" shall mean an irrevocable direct-pay letter of credit, insurance policy, surety bond or similar credit enhancement or support facility issued for the benefit of the Credit Facility Trustee, the terms of which Alternate Credit Facility shall in all respects material to the Bondholders be the same (except for the term set forth in such Alternate Credit Facility) as the Letter of Credit.

         "Associate Director" shall mean the Associate Director of the Issuer or such other person or officer to which the principal functions of the Associate Director may be transferred.

         "Bank" shall mean First Union National Bank of North Carolina, as the issuer of the Letter of Credit.

         "Bond" or "Bonds" shall mean any bond or bonds authenticated and delivered under the Indenture.

         "Bond Documents" shall mean collectively the Indenture, the Bonds, this Loan Agreement, the Deed of Trust, the Note, the Placement Agreement, the Tender Agency Agreement, the Remarketing Agreement, the Intercreditor Agreement, and any and all other documents that the Issuer, the Borrower or any other party or parties or their representatives have executed and delivered or may hereafter execute and deliver, to evidence or secure the obligations of the Issuer or the Borrower in connection with the Bonds and the Note or any part thereof, together with any and all amendments and supplements thereto; provided, however, that the term "Bond Documents," with the exception of the Deed of Trust and the Intercreditor Agreement, does not include the Letter of Credit Documents.

         "Bondholder" or "Bondholders" or "owner of Bonds" or "owners of Bonds" shall mean (a) in the event that the book-entry system of evidence of transfer of ownership in the Bonds is employed pursuant to Section 206 of the Indenture, Cede & Co., as nominee of DTC, or its nominee, and (b) in all other cases the person or persons in whose name any of the Bond or Bonds are registered on the books and records of the Bond Registrar pursuant to Section 204 of the Indenture.

         "Bond Fund" shall mean the trust fund so designated, which is established pursuant to Section 502(a) of the Indenture.


         "Borrower" shall mean Alcore, Inc., a Delaware corporation, and its successors and assigns and any surviving, resulting or transferee corporation or other entity.

         "Borrower Representative" shall mean any one of the persons at the time designated to act on behalf of the Borrower by the written certificate furnished to the Issuer and the Trustee containing the specimen signatures of such persons and signed on behalf of the Borrower by the President or any duly authorized Vice President of the Borrower.

         "Borrower's Tax Certificate" shall mean the Borrower's Tax Certificate and Compliance Agreement dated the date of the initial issuance and delivery of the Bonds, together with any amendments or supplements thereto.

         "Building" shall mean the building containing approximately 50,000 square feet located at the Facility Site.

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         "Business Day" shall mean a day upon which banks in the State and in the Commonwealth of Virginia and the State of North Carolina are open for the transaction of business of the nature required pursuant to this Loan Agreement and the Indenture.

         "Chairman" shall mean the Chairman of the Issuer or such other person or officer to which the principal functions of the Chairman may be transferred.

         "Co-Bond Counsel" or "Bond Counsel" shall mean Chewanney A. Brown, Attorney At Law, and Miles & Stockbridge, a Professional Corporation, or a firm of attorneys of nationally recognized standing in matters pertaining to the tax-exempt nature of interest on bonds issued by states and their political subdivisions, duly admitted to the practice of law before the highest court of any state of the United States of America and approved by the Issuer.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the related regulations, rulings and procedures issued by the United States Department of the Treasury or its successors.

         "Completion Date" shall mean that date certified by the Borrower under
Section 4.3 hereof.

         "Consistent Basis" shall mean, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Trustee and the Credit Facility Issuer.


         "Cost of Acquisition of the Facility" shall mean the costs and allowances for the Acquisition of the Facility which are permitted under the Act and which include, but are not limited to, all capital costs of the Facility, including the following: (i) the Acquisition, construction, renovation and installation of the Facility at the Facility Site; (ii) preparation of the plans and specifications, if any, for the Facility (including any preliminary study or plan of the Facility or any aspect thereof), any labor, services, materials and supplies used or furnished in the Acquisition of the Facility, the acquisition and installation necessary to provide utility services or other services and all real and tangible personal property deemed necessary by the Borrower in connection with the Facility;
(iii) the fees for architectural, engineering, supervisory and consulting services in connection with the Acquisition of the Facility; (iv) to the extent they shall not be paid by a contractor, the premiums of all insurance and surety and performance bonds required to be maintained in connection with the Acquisition of the Facility; (v) any fees and expenses in connection with the acquisition, perfection and protection of title to the Facility Site and any fees and expenses incurred in connection with the preparation, recording or filing of such documents, instruments or financing statements as either the Borrower, the Issuer or the Trustee may deem desirable to perfect or protect the rights of the Issuer or the Trustee under the Bond Documents and the Letter of Credit Documents; (vi) the legal, accounting and financial advisory fees and expenses, filing fees, and printing and engraving costs incurred in connection with the authorization, issuance, sale and purchase of the Bonds, and the preparation of the Bond Documents, the Letter of Credit Documents, and all other documents in connection with the authorization, issuance and sale of the Bonds; (vii) interest prior to, during and for a period not exceeding one year after completion of construction of the Facility; and (viii) any administrative or other fees charged by the Issuer or reimbursement thereto of expenses, in connection with the Facility to the Completion Date.

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         "Counsel" shall mean an attorney or a firm of attorneys acceptable to the Trustee, and may, but need not, be Co-Bond Counsel or counsel to the Issuer, the Credit Facility Issuer or the Borrower.

         "Credit Facility" shall mean the Letter of Credit or any Alternate Credit Facility delivered to the Credit Facility Trustee, pursuant to Article VI of the Indenture.

         "Credit Facility Issuer" shall mean the Bank with respect to the Letter of Credit and the institution issuing any Alternate Credit Facility.

         "Credit Facility Trustee" shall mean Branch Banking and Trust Company and its successors in the trust described in Section 1002 of the Indenture. In the event that the Bonds are converted to a Fixed Rate and there will no longer be a Credit Facility in effect, then thereafter, all references to the Credit Facility Trustee shall mean Trustee.

         "Deed of Trust" shall mean the Deed of Trust and Security Agreement dated as of May 1, 1997 from the Borrower to certain individual trustees named therein.

         "Department" means the Department of Business and Economic Development of the State.

         "Determination of Taxability" shall be defined as and shall be deemed to have occurred on the first to occur of the following: (i) on that date when the Borrower files any statement, supplemental statement or other tax schedule, return or document (whether pursuant to Treasury Regulations ss. 1.103-10(b)(2)(vi), as the same may be amended or supplemented, or otherwise) which discloses that an Event of Taxability shall have in fact occurred; (ii) on that date when any Bondholder or former Bondholder notifies the Borrower or the Trustee that it has received a written opinion of bond counsel to the effect that an Event of Taxability shall have occurred unless, within 180 days after receipt by the Borrower of such notification from the Trustee, any Bondholder or any former Bondholder, the Borrower shall obtain and deliver to the Trustee and each Bondholder and former Bondholder a favorable ruling or determination letter issued to or on behalf of the Borrower by the Commissioner or any District Director of Internal Revenue (or any other government official exercising the same or a substantially similar function from time to time) to the effect that, after taking into consideration such facts as form the basis for the opinion that an Event of Taxability has occurred, an Event of Taxability shall not have occurred; (iii) on that date when the Borrower shall be advised in writing by the Commissioner or any District Director of Internal Revenue (or any other government official or agent exercising the same or a substantially similar function from time to time) that, based upon filings of the Borrower, or upon any review or audit of the Borrower, or upon any other grounds whatsoever, an Event of Taxability shall have occurred; (iv) on that date when the Borrower shall receive notice in writing from any Bondholder or former Bondholder, or from the Trustee, that the Internal Revenue Service (or any other government agency exercising the same or a substantially similar function from time to time) has assessed as includable in the gross income of any Bondholder or former Bondholder the interest on such Bondholder's or former Bondholder's Bond due to the occurrence of an Event of Taxability; provided, however, no Determination of Taxability shall occur under subparagraph (iii) or
(iv) hereof unless the Borrower has been afforded the opportunity, at its expense, to contest any such assessment or unfavorable ruling and, further, no Determination of Taxability shall occur until such contest, if made, has been finally determined.

         "DTC" shall mean the Depository Trust Company, a limited purpose company organized under the laws of the State of New York, and its successors and assigns.

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         "Eminent Domain" shall mean the taking of title to, or the temporary use of, the Facility or any part thereof pursuant to eminent domain or condemnation proceedings, or any voluntary conveyance of any part of the Facility during the pendency of, or as a result of a threat of, such proceedings.

         "Equipment" shall mean all of the fixtures (including all leasehold improvements), machinery, equipment and other items of tangible personal property now owned or hereafter acquired by the Borrower and located or to be located on or affixed to the Facility Site, together with all substitutions therefor and all repairs, renewals and replacements thereof.

         "Event of Bankruptcy" shall mean a petition by or against the Borrower or the Issuer under any bankruptcy act or under any similar act which may be enacted which shall have been filed (other than a bankruptcy proceeding instituted by the Borrower, any Affiliate or the Issuer against third parties) unless such petition shall have been dismissed and such dismissal shall be final and not subject to appeal.

         "Event of Default" or "Default" shall have the meaning set forth in
Section 9.1 hereof.

         "Event of Taxability" shall mean a change in law or fact or the interpretation thereof, or the occurrence or existence of any fact, event or circumstance (including, without limitation, the issuance of obligations or the incurring of capital expenditures in excess of those permitted by Sections 144(a)(4)(A) of the Code, or the taking of any action by the Borrower, or the failure to take any action, by the Borrower, or the making by the Borrower of any misrepresentation herein or in any certificate required to be given in connection with the issuance, sale or delivery of the Bonds) which has the effect of causing the interest paid or payable on any Bond to become includable in the gross income of any Bondholder or former Bondholder other than a Bondholder or former Bondholder who is or was a "substantial user" or "related person" as such terms are used in Section 147(a) of the Code.

         "Executive Director" shall mean the Executive Director of the Issuer or such other person or officer to which the principal functions of the Executive Director may be transferred.

         "Facility" shall mean (a) the Facility Site, (b) the Addition, (c) certain necessary or useful equipment and machinery, and (d) such other interests in land or improvements as may be necessary and suitable for the foregoing, including roads and rights of access, utilities and other necessary site preparation facilities.

         "Facility Site" shall mean those two parcels of land containing in the aggregate approximately 7.26 acres located in the Riverside Industrial Park, Belcamp, Harford County, Maryland and known as Lot 17 with a street address of 1324 Brass Mill Road and Lot 18 with a street address of 1326 Brass Mill Road

(as more particularly described in Exhibit B attached hereto) and any and all improvements thereon including, without limitation, the Building.

         "Guarantor" shall mean Lunn Industries, Inc., a Delaware corporation, and its successors and assigns and any surviving, resulting or transferee corporation or other entity.

         "Guaranty" shall mean the Guaranty Agreement dated as of May 1, 1997 by the Guarantor in favor of the Bank and the Hedge Counterparty.

         "Generally Accepted Accounting Principles" shall mean those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board and its predecessors or pronouncements of the American Institute of Certified Public Accountants or those principles of

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accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented and amended.

         "Government Obligations" shall mean (i) direct obligations of the United States of America, (ii) obligations unconditionally guaranteed by the United States of America, and (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) or (ii) above the full and timely payment of which securities, receipts or obligations is unconditionally guaranteed by the United States of America.

         "Hazardous Materials" shall mean have the meaning set forth in the Deed of Trust.

         "Hazardous Materials Contamination" shall have the meaning set forth in the Deed of Trust.

         "Hedge Agreement" shall mean the agreement between the Borrower and the Hedge Counterparty executed in connection with the interest rate swap or similar hedge arrangement between the Bank and the Hedge Counterparty.

         "Hedge Counterparty" shall mean First Union National Bank of North Carolina, its successors and assigns.

         "Indenture" shall mean the Trust Indenture of even date herewith by and between the Issuer, the Trustee and the Credit Facility Trustee, together with any amendments or supplements thereto permitted thereby.

         "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of May 1, 1997 by and among the Issuer, the Trustee, the Borrower, the

Guarantor, the Bank, First Union National Bank of Maryland, and the Hedge Counterparty, as the same may be amended from time to time.

         "Issuer" shall mean the Maryland Industrial Development Financing Authority, a body corporate and politic and a public instrumentality of the State.

         "Issuer Representative" shall mean the Chairman, Vice Chairman, Executive Director or the Associate Director or such other persons at the time designated to act on behalf of the Issuer by written certificate furnished to the Borrower and the Trustee containing the specimen signatures of such persons and signed on behalf of the Issuer by its Chairman or Vice Chairman.

         "Letter of Credit" shall mean the irrevocable direct pay letter of credit dated May 15, 1997 in the amount of $2,704,000 issued by the Bank, including any extensions thereof.

         "Letter of Credit Documents" shall mean the Letter of Credit, the Deed of Trust, the Reimbursement Agreement, the Intercreditor Agreement, the Deed of Trust, the Guaranty Agreement, the Security Agreement, and the Pledge Agreement and any and all other documents that the Borrower, the Guarantor or any other party or parties or their representatives have executed and delivered or may hereafter execute and deliver to evidence or secure the obligations of the Borrower in connection with the Letter of Credit or any part thereof, together with any amendments or supplements thereto.

         "Loan Agreement" shall mean this Loan Agreement and any amendments and supplements hereto.

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         "Net Proceeds" when used with respect to any insurance proceeds or award resulting from, or other amount received in connection with, Eminent Domain shall mean the gross proceeds from such proceeds, award or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof.

         "Note" shall mean the promissory note given by the Borrower pursuant to Section 5.1 of this Loan Agreement, substantially in the form of Exhibit A attached hereto.

         "Official Intent" shall mean the Declaration of Official Intent to Reimburse executed by the Executive Director of the Issuer on October 16, 1996.

         "Overdue Rate" shall mean the Prime Rate plus two percent.

         "Payment of the Bonds" shall mean payment of (i) the principal of, premium (if any) and interest on and purchase price of the Bonds in accordance with their terms whether through payment at maturity, upon acceleration, prepayment or purchase, (ii) all amounts due as Administrative Expenses or otherwise, and (iii) any and all other liabilities and obligations arising under the Indenture and this Loan Agreement; in any case, in such a manner that all such amounts due and owing with respect to the Bonds shall have been paid.

         "Permitted Encumbrances" shall mean, as of any particular time, "Permitted Liens," as defined in the Reimbursement Agreement.

         "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, association, joint venture, joint-stock company, a government or agency or political subdivision.

         "Placement Agreement" shall mean the letter agreement dated the date of the initial issuance and delivery of the Bonds among the Borrower, the Issuer and First Union National Bank of North Carolina, as Placement Agent, providing for the introducing of the Bonds by the Placement Agent to prospective purchasers.

         "Plans and Specifications" shall mean the plans and specifications used in the Acquisition of the Facility, as the same may be revised from time to time by the Borrower in accordance with Section 3.3 hereof.

         "Plant" shall mean all buildings, structures, improvements, fixtures, furniture, machinery, equipment or other property (excluding inventory) of the Borrower, now or hereafter located at or affixed to the Facility Site, including without limitation the Facility.

         "Pledge Agreement" shall mean the Pledge Agreement of even date herewith between the Borrower and the Bank, and any amendments or supplements thereto.

         "Prime Rate" shall mean the rate of interest per annum announced by First Union National Bank of North Carolina at its principal office in Charlotte, North Carolina from time to time to be its prime rate.

         "Private Placement Memorandum" shall mean the Private Placement Memorandum dated May 15, 1997, relating to the Bonds.

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         "Reimbursement Agreement" shall mean the Letter of Credit and
Reimbursement Agreement dated as of May 1, 1997 between the Borrower and the Bank, as the same may be amended from time to time and filed with the Trustee, and any agreement of the Borrower with a Credit Facility Issuer setting forth the obligations of the Borrower to such Credit Facility Issuer arising out of any payments under a Credit Facility and which provides that it shall be deemed to be a Reimbursement Agreement for the purposes of the Indenture.

         "Remarketing Agent" shall mean First Union National Bank of North Carolina (acting through its Capital Markets Group) and its successor as provided in Section 1201 of the Indenture.

         "Remarketing Agreement" shall mean the Remarketing Agreement dated as of May 1, 1997 between the Borrower and the Remarketing Agent, as amended, restated, modified or supplemented from time to time.

         "Reserved Rights of the Issuer" shall have the meaning set forth in the Indenture.

         "Security Agreement" shall mean the Security Agreement dated as of May 1, 1997 from the Borrower and the Guarantor in favor of the Bank, the Issuer and the Hedge Counterparty.

         "State" shall mean the State of Maryland.

         "Tender Agency Agreement" shall mean the Tender Agency Agreement dated as of May 1, 1997 among the Borrower, the Trustee and the Tender Agent.

         "Tender Agent" means First Union National Bank of Virginia and its successors as provided in Section 1202 of the Indenture.

         "Trustee" shall mean the banking institution at the time serving as Trustee under the Indenture.

         "Vice Chairman" shall mean the Vice Chairman of the Issuer or such other person or officer to which the principal functions of the Vice Chairman may be transferred.

         Section 1.2. Rules of Construction.

         (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders, and words of the neuter gender shall be deemed and construed to include correlative words of the masculine and feminine genders.

         (b) The table of contents, captions and headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

         (c) All references herein to particular articles or sections are references to articles or sections of this Loan Agreement unless some other reference is established.

         (d) All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         (e) All references herein to the Borrower shall be deemed to refer to each of the Persons if more than one, as described by such term and any agreement, obligation, duty or liability of the Borrower shall be a joint and several agreement, obligation, duty or liability of each of the Persons so described by such term.

         (f) Any terms not defined herein but defined in any of the other Bond Documents shall have the same meaning herein.

         (g) All references herein to the Code or any particular provision or section thereof shall be deemed to refer to any successor, or successor provision or section, thereof, as the case may be.


                                   ARTICLE II

                                REPRESENTATIONS

         Section 2.1. Representations by the Issuer. The Issuer represents and warrants as follows:

                  (a) The Issuer is a body politic and corporate and a public instrumentality of the State. Under the provisions of the Act, the Issuer has the power to enter into this Loan Agreement and the other Bond Documents entered into by it and the transactions contemplated hereunder and thereunder and to carry out its obligations hereunder and thereunder. By proper action, the Issuer has duly authorized the execution and delivery of this Loan Agreement and each of the other Bond Documents executed and delivered by it. The Issuer is not in default under any of the provisions of the laws of the State which would affect its existence or its powers referred to in this subsection (a).

                  (b) To finance the cost of the acquisition of the Facility, the Issuer has agreed at the request of the Borrower to issue and sell the Bonds and to lend the proceeds thereof to the Borrower under and pursuant to this Loan Agreement.

                  (c) As provided in the Indenture, the Revenues are pledged to secure the payment of the principal of and interest and premium (if any) on the Bonds and for any other payment referred to in this Loan Agreement.

                  (d) This Loan Agreement and the Indenture have been duly and properly authorized, executed, sealed and delivered by the Issuer, constitute valid and legally binding obligations of the Issuer, and are fully enforceable against the Issuer in accordance with their respective terms; provided, however, that the enforceability and binding nature of this Loan Agreement and the Indenture are subject to bankruptcy, insolvency, reorganization and other state and federal laws affecting the enforcement of creditors' rights generally, and, to the extent that certain remedies under such instruments require, or may require enforcement by a court of equity, such principles of equity as the court having jurisdiction may impose.

                  (e) There are no proceedings pending or, to the knowledge of the Issuer, threatened before any court or administrative agency which may affect the authority of the Issuer to enter into this Loan Agreement or the Indenture.

                  (f) The execution, delivery and performance by the Issuer of this Loan Agreement and the Indenture, or any other document required or contemplated hereby to be delivered by the Issuer, do not and shall not constitute a violation or breach of or a default under any existing mortgage, indenture, contract, instrument or agreement binding on the Issuer or affecting its property, or any provision of law or order of any court binding upon the Issuer.


         Section 2.2. Representations, Warranties and Covenants by the
Borrower.

         The Borrower represents, warrants and covenants as follows:

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in the State, has legal authority to enter into and to perform the agreements and covenants on its part contained in the Bond Documents and the Letter of Credit Documents to which it is a party, has approved Appendix A of the Private Placement Memorandum and has duly authorized the execution, delivery and performance of the Bond Documents and the Letter of Credit Documents to which it is a party.

         (b) The borrowing under the Note, the execution and delivery of this Loan Agreement and the other Bond Documents and the Letter of Credit Documents to which it is a party and the approval of Appendix A of the Private Placement Memorandum, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of or compliance with the terms and conditions hereof and thereof do not and will not violate, conflict with or constitute a breach of or default under or require any consent (except for such consents and approvals as have heretofore been obtained) pursuant to the Certificate of Incorporation or Bylaws of the Borrower, any law or regulation of the United States or the State or, to the best knowledge of the Borrower, of any other jurisdiction presently applicable to the Borrower, any order of any court, regulatory body or arbitral tribunal or any agreement or instrument to which the Borrower is a party or by which it or any of its property is bound.


         (c) The Borrower will cause the proceeds of the Bonds to be applied to the Facility.

         (d) The Borrower intends that the proceeds of the Loan be used solely to pay Facility Costs. The Borrower intends that the interest payable on the Bonds shall be excludable from the gross income of the holders thereof for purposes of federal income taxation and shall be exempt from state, county and municipal taxation in the State.

         (e) The Borrower presently expects to operate the Facility as a manufacturing facility for honeycomb aluminum products until Payment of the Bonds.

         (f) The Facility is a "facility" within the meaning of the Act.

         (g) The Facility is located wholly within Harford County, Maryland.

         (h) Assuming due authorization, execution and delivery by the other parties thereto, when executed and delivered, the Bond Documents and the Letter of Credit Documents to which the Borrower is a party will be the valid and binding obligations or agreements of the Borrower enforceable in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and similar laws effecting the rights of creditors generally and by general principles of equity, whether applied in a proceeding at law or in equity.

         (i) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body now pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any properties or rights of the Borrower which, if adversely determined, would materially impair the right of the Borrower to carry on its business substantially as now conducted or would materially adversely affect the Facility Site or the financial condition, business or operations of the Borrower or the transactions contemplated by, or the validity of, any of the Bond Documents or the Letter of Credit Documents.

         (j) The Borrower has filed all federal, state and local tax returns which are required to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, and no controversy in respect of additional income taxes, state or federal, of the Borrower is pending or, to the knowledge of the Borrower, threatened which has not heretofore been disclosed in writing to the Trustee and the Issuer and which, if adversely determined, would materially and adversely affect the financial condition or operations of the Borrower.


         (k) Neither the Bond Documents nor the Letter of Credit Document to which the Borrower is a party nor the Borrower's Tax Certificate contains any misrepresentation or untrue statement of fact or omits to state a material fact necessary in order to make any such representation or statement contained therein in light of the circumstances under which made, not misleading.

         (l) The Borrower possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as now conducted, without known conflict with any patent, license, trademark, trade name or copyrights of any other Person.

         (m) The Facility Site is properly zoned, and its intended use and the operation of the Facility comply with the uses permitted by applicable zoning regulations.

         (n) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance by the Borrower of the Bond Documents or the Letter of Credit Documents to which it is a party which has not heretofore been obtained, other than approvals and permits relating to the construction and improvements at the Facility which are customarily obtained during or after construction.

         (o) The Borrower will not take or omit to take any action which would impair the exemption of interest on the Bonds from federal income taxation.

         (p) All of the representations, warranties and covenants of the Borrower contained in the Borrower's Tax Certificate are hereby reaffirmed and incorporated herein by reference.

         (q) The Borrower has a place of business in only one county in the State, such county being Harford County. In addition to the places of business described in the next preceding sentence, since January 1, 1976, the Borrower has had a place of business in the following counties in the State: Howard County.

         (r) In addition to Alcore, Inc., since January 1, 1976, the Borrower has used or operated under the following corporate and/or trade names: None. Since January 1, 1976, the Borrower has not changed its name from Alcore, Inc., or changed its identity or corporate structure so as to make the use of the name Alcore, Inc. in a filed financing statement materially misleading.

         (s) Except for simultaneous liens being granted in favor of the

Trustee and the Bank, there exist no liens or security interests on or with respect to the Facility (other than Permitted Encumbrances).

         (t) The Borrower will comply with all applicable federal, State and local laws, rules and regulations, subject to the Borrower's right to contest any of the foregoing in good faith and by appropriate proceedings diligently prosecuted.

         All of the above representations, warranties and covenants shall survive the execution of this Loan Agreement and the issuance of the Note.


                                  ARTICLE III

                          ACQUISITION OF THE FACILITY

         Section 3.1. Acquisition of the Facility. The Borrower shall complete the Acquisition of the Facility with all reasonable dispatch, delays incident to strikes, riots, acts of God or the public enemy or any delay beyond its reasonable control only excepted, in accordance with the Plans and Specifications; provided, however, that if completion of such Acquisition is delayed for any reason, there shall be no diminution in or postponement of the payments to be made by the Borrower pursuant to the Note or Section 5.1 hereof.

         Section 3.2. Borrower to Obtain Approvals Required for the Facility and the Plant. The Borrower shall obtain or cause to be obtained all necessary permits and approvals for the Acquisition of the Facility and the operation and maintenance of the Plant and the Equipment and shall comply with all lawful requirements of any governmental body regarding the use or condition of the Equipment, the Facility Site and the Plant. The Borrower may, however, contest any such requirement by an appropriate proceeding diligently prosecuted in good faith.

         Section 3.3. Plans and Specifications. The Borrower shall maintain a set of Plans and Specifications at the Facility Site which shall be available to the Issuer and the Trustee for inspection and examination during the Borrower's regular business hours. The Borrower may supplement, amend and add to the Plans and Specifications, and the Borrower shall be authorized to omit or make substitutions for components of the Facility, provided that no such change shall be made which shall be contrary to subsections (c), (d), (e), (f),
(g), (h) and (i) of Section 2.2 hereof or the provisions of Article IX hereof, and provided further that if any such change would render materially incorrect or incomplete the description of the initial components of the Facility or the description of the Facility Site as set forth in Exhibit B to this Loan Agreement, the Borrower and the Issuer shall amend such Exhibit B to reflect such change, upon receipt by the Issuer and the Trustee of an opinion of Co-Bond Counsel that such change will not result in an Event of Taxability.

                                   ARTICLE IV

                      ISSUANCE OF THE BONDS; FACILITY FUND

         Section 4.1. Agreement to Issue the Bonds, Insurance of Other Obligations. To provide funds for the acquisition of the Facility, the Issuer agrees that it will sell, issue and deliver the Bonds in the aggregate principal amount of $2,600,000 in the manner set forth in the Indenture and cause the proceeds of the Bonds to be applied as provided in the Indenture.

     THE BONDS AND THE PREMIUM (IF ANY) AND INTEREST THEREON, AND THE PURCHASE PRICE THEREOF, ARE LIMITED OBLIGATIONS OF THE ISSUER, THE PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON, AND THE PURCHASE PRICE OF WHICH ARE PAYABLE SOLELY FROM THE REVENUES TO BE RECEIVED IN CONNECTION WITH THE FINANCING OF THE FACILITY AND FROM ANY OTHER MONEYS MADE AVAILABLE TO THE ISSUER FOR SUCH PURPOSE. NEITHER THE BONDS NOR ANY PREMIUM OR INTEREST THEREON, NOR THE PURCHASE PRICE THEREOF, SHALL EVER CONSTITUTE AN INDEBTEDNESS OR A CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS OF THE STATE OF MARYLAND, THE DEPARTMENT, THE ISSUER, HARFORD COUNTY, MARYLAND (THE "COUNTY") OR ANY OTHER PUBLIC BODY WITHIN THE MEANING OF ANY CONSTITUTIONAL OR CHARTER PROVISION OR STATUTORY LIMITATION AND NONE OF THE ABOVE SHALL EVER CONSTITUTE OR GIVE RISE TO ANY PECUNIARY LIABILITY OF THE STATE OF MARYLAND, THE DEPARTMENT, THE ISSUER, THE COUNTY OR ANY OTHER PUBLIC BODY. THE BONDS DO NOT CONSTITUTE AN INDEBTEDNESS TO WHICH THE FAITH OR CREDIT OF THE STATE OF MARYLAND, THE DEPARTMENT, THE ISSUER, THE COUNTY OR ANY OTHER PUBLIC BODY IS PLEDGED.

         The Issuer expressly reserves the right (but shall be under no obligation to do so) to enter into, to the extent permitted by law, an agreement other than this Loan Agreement with respect to the issuance by the Issuer under an indenture or indentures other than the Indenture to provide additional funds to complete the Facility, or to refund all or any principal amount of the Bonds, or any combination of the foregoing.

         Section 4.2. Disbursement from the Facility Fund. All payments from the Facility Fund to pay the Cost of Acquisition of the Facility or to reimburse the Borrower for any Cost of Acquisition of the Facility paid or incurred by the Borrower before or after the execution and delivery of this Loan Agreement and the issuance and delivery of the Bonds shall be made by the Trustee pursuant to the Indenture upon receipt by the Trustee of a requisition and certificate substantially in the form of Exhibit A attached to the Indenture.

         Section 4.3. Closeout of the Facility Fund. The Completion Date for the Facility shall be promptly established and evidenced to the Trustee and shall be the date on which the Borrower Representative delivers to the Trustee, the Credit Facility Issuer and the Issuer a certificate stating that, except for the amounts retained by the Trustee at the Borrower's direction for any Cost of Acquisition of the Facility not then due and payable, the Acquisition of the Facility has been completed substantially in accordance with the Plans and Specifications, and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties that exist at the date of such certificate or that may subsequently come into being. Such certificate shall be accompanied by a permanent use and occupancy certificate authorizing occupancy of the Facility and final lien waivers of the general contractor and all subcontractors.

         Section 4.4. Disposition of the Balance in the Facility Fund. Pursuant to the Indenture, as soon as practicable after, and in any event within sixty
(60) days from, the Trustee's receipt of the certificate mentioned in Section
4.3 hereof, all amounts remaining in the Facility Fund, including any unliquidated investments made with money theretofore deposited in the Facility Fund except for amounts to be retained in the Facility Fund for any Cost of Acquisition of the Facility not then due and payable as provided in Section 4.3 hereof, shall be transferred by the Trustee to the Loan Repayment Account of the Bond Fund and shall be applied to the prepayment of the principal installments of the Bonds in accordance with the terms of the Indenture.

         Section 4.5. Borrower Required to Pay in Event Facility Fund Insufficient. In the event the moneys in the Facility Fund should not be sufficient to pay the total cost of the Facility, the Borrower agrees to complete the Facility and to pay that portion of such cost in excess of the moneys available therefor in the Facility Fund. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, THAT THE MONEYS PAID INTO THE FACILITY FUND AND AVAILABLE FOR PAYMENT OF THE COST OF THE ACQUISITION OF THE FACILITY WILL BE SUFFICIENT TO PAY THE TOTAL COST OF THE FACILITY. The Borrower agrees that if, after exhaustion of the moneys in the Facility Fund, the Borrower should pay any portion of the total Cost of the Acquisition of the Facility pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee, the Credit Facility Trustee or any Bondholder and it shall not be entitled to any abatement or diminution of the payments required to be made by the Borrower pursuant to the Note or Section
5.1 hereof.

         Section 4.6. No Third Party Beneficiary. It is specifically agreed between the parties executing this Loan Agreement that it is not intended by any of the provisions of any part of this Loan Agreement to establish in favor of the public or any member thereof, other than as may be expressly provided herein or as contemplated in the Indenture, the rights of a third party beneficiary hereunder, or to authorize anyone not a party to this Loan Agreement to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Loan Agreement. The duties, obligations, and responsibilities of the parties to this Loan Agreement with respect to third parties shall remain as imposed by law.


                                   ARTICLE V


        LOAN BY THE ISSUER TO THE BORROWER; REPAYMENT; PAYMENT OF REBATE
                           AMOUNT AND PURCHASE PRICE

         Section 5.1. Loan by the Issuer; Repayment. Upon the terms and conditions of this Loan Agreement, the Issuer shall lend to the Borrower the proceeds of the sale of the Bonds. The loan shall be evidenced by and repayable as set forth in the Note. The loan shall be made by depositing said proceeds in the Facility Fund in accordance with the terms of the Indenture.

         As consideration for the issuance of the Bonds and the making of the loan to the Borrower by the Issuer, the Borrower will execute and deliver this Loan Agreement and the Note, in the form attached as Exhibit A hereto, and the Issuer will endorse the Note without recourse to the order of, and pledge the Note and assign this Loan Agreement (except for the Reserved Rights of the Issuer) and the Note to, the Trustee, as the assignee of the Issuer under the Indenture, contemporaneously with the issuance of the Bonds. The Borrower shall repay the loan in accordance with the provisions of the Note and of this Loan Agreement.

         Section 5.2. No Set-Off. The obligation of the Borrower to make the payments required by the Note shall be absolute and unconditional. The Borrower will pay without abatement, diminution or deduction (whether for taxes or otherwise) all such amounts regardless of any cause or circumstance whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim that the Borrower may have or assert against the Issuer, the Trustee, the Credit Facility Trustee, any Bondholder or any other Person.

         Section 5.3. Prepayments. The Borrower may prepay all or any part of the amounts the Note obligates it to pay as provided in Section 701 and 702 of the Indenture with respect to redemption of the Bonds. Except as provided in this Section 5.3 and in Sections 4.4, 10.1, 10.2 and 10.3, the Borrower shall not be entitled to prepay the Note or cause the Bonds to be prepaid. The Borrower shall prepay all of the amounts it is required to prepay as provided in Sections 10.2 and 10.3 hereof.

         Section 5.4. Credits Against the Note. To the extent that principal of or interest on the Bonds shall be paid, including those payments made pursuant to a draw under a Credit Facility, there shall be credited against the unpaid principal of or interest on the Note, as the case may be, an amount equal to the principal of or interest on the Bonds so paid. If the principal of and interest on and other amounts payable under the Bonds shall have been paid sufficiently that Payment of the Bonds shall have occurred, then the Note, ipso facto, shall be deemed to have been paid in full, the Borrower's obligations thereon shall be discharged (with the exception of the obligation of the

Borrower to make certain payments which may subsequently arise as a result of a Determination of Taxability which shall survive (notwithstanding Payment of the Bonds), and the Note shall be canceled and surrendered to the Borrower.

         Section 5.5. Letter of Credit and Reimbursement Agreement. As a further condition to the Issuer's making the loan hereunder, the Borrower shall:

         (a) cause the Letter of Credit to be issued and delivered to the Credit Facility Trustee as security for the Bonds. Until the earlier to occur of the Conversion Date or payment of the Note and the Bonds in full, the Borrower shall cause a Credit Facility meeting the requirements of Section 603 of the Indenture to be maintained with the Credit Facility Trustee; and

         (b) enter into the Reimbursement Agreement in form and substance satisfactory to the Bank and execute and deliver the other Letter of Credit Documents required by the Bank.

         Section 5.6. Rebate Amount. The Borrower shall pay at any time and from time to time the Rebate Amount, if any, to the United States of America as provided in the Indenture and the Borrower's Tax Certificate. The Borrower shall pay to the Trustee at any time and from time to time for deposit into the Rebate Fund moneys equal to the Rebate Amount. If the moneys on deposit in the Rebate Fund are not sufficient to pay the Rebate Amount, the Borrower, immediately upon notice from the Trustee, shall pay to the Trustee, for deposit in the Rebate Fund, an amount of money sufficient to cause the amount of moneys on deposit in the Rebate Fund to equal the Rebate Amount.

         Section 5.7. Payments to Trustee for Purchase of Bonds. The Borrower shall pay to the Trustee amounts equal to the amounts to be paid to Owners of Bonds pursuant to Section 203 and Section 701(e) of the Indenture, on the dates the purchase price of Bonds tendered or deemed tendered for purchase to the Trustee is to be paid pursuant to the Indenture and the Bonds. The obligation of the Borrower to make the payments required to be made under this Section 5.7 shall be reduced by the amount of any moneys available for such payment from proceeds of the remarketing and sale of Bonds or money received from a drawing under the Credit Facility to pay the purchase price of such Bonds.


                                   ARTICLE VI

                               GENERAL COVENANTS

         Throughout the term of the loan described herein and until all of the

Issuer's obligations and the Borrower's obligations under the Bond Documents and the Letter of Credit Documents shall have been paid and performed in full, the Borrower will undertake the following:

         Section 6.1. Maintenance and Modification of the Plant by Borrower. The Borrower agrees that, until Payment of the Bonds shall be made, it will at its own expense, (i) keep the Plant and the Facility Site or cause the Plant and the Facility Site to be kept in as reasonably safe a condition as its operations shall permit, (ii) make or cause to be made from time to time all necessary repairs thereto and renewals and replacements thereof and otherwise keep the Plant in good repair and in good operating condition, and (iii) not permit or suffer others to commit a nuisance on or about the Plant or the Facility Site. The Borrower shall pay or cause to be paid all costs and expenses of operation and maintenance of the Plant.

         The Borrower may, at its own expense, make from time to time any additions, modifications or improvements to the Plant that it may deem desirable for its business purposes and that do not materially impair the effective use, or decrease the value, of the Facility.

         Section 6.2. Taxes and Utility Charges.

         (a) The Borrower shall pay as the same respectively become due, all taxes, assessments, levies, claims and charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Facility (including, without limiting the generality of the foregoing, any tax upon or with respect to the income or profits of the Borrower from the Plant and that, if not paid, would become a charge on the payments to be made under this Loan Agreement or the Note prior to or on a parity with the charge thereof created by the Indenture and including ad valorem, sales and excise taxes, assessments and charges upon the Borrower's interest in the Plant), all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Facility and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by lien on any portion of the Facility.

         (b) The Borrower may, at its expense, contest in good faith any such levy, tax, assessment, claim or other charge, but the Borrower may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom only if the Borrower shall notify the Issuer, the Trustee and the Credit Facility Trustee that in the opinion of Counsel, by non-payment of any such items, the rights of the Trustee and the Credit Facility Trustee with respect to this Loan Agreement and the Note created by the assignment under the Indenture, as to the rights assigned under this Loan Agreement, or any part of the payments to be made under this Loan Agreement or the Note, will not be materially endangered nor will the Facility or any part thereof be subject to loss or forfeiture. If the Borrower is unable to deliver such an opinion of Counsel, the Borrower shall promptly pay or bond and cause to be satisfied or discharged all such unpaid items or furnish, at the expense of the Borrower, indemnity satisfactory to the Trustee and the Credit Facility Trustee; but provided further, that any tax assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same. The Issuer, the Trustee and the Credit Facility Trustee, at the expense of the Borrower, will cooperate fully in any such permitted contest. If the Borrower shall fail to pay any of the foregoing items, the Issuer or the Trustee may (but shall be under no obligation to) pay the same and any amounts so advanced therefor by the Issuer or the Trustee shall become an additional obligation of the Borrower to the one making the advancement, which amounts, together with interest thereon at the Overdue Rate, or the maximum contract rate permitted by law, whichever is lower, from the date of payment, the Borrower agrees to pay on demand therefor.

         (c) The Borrower shall furnish the Issuer, the Credit Facility Issuer, the Trustee and the Credit Facility Trustee, upon request, with proof of payment of any taxes, governmental charges, utility charges, insurance premiums or other charges required to be paid by the Borrower under this Loan Agreement.

         Section 6.3. Insurance. Until Payment of the Bonds shall be made, the Borrower will keep the Plant and the Facility Site continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar manufacturing operations (other than business interruption insurance) including, without limiting the generality of the foregoing:

         (a) casualty insurance on the Plant in an amount not less than the full insurable value of all property located at, and all improvements to, the Facility Site, against loss or damage by fire and lightning and other hazards ordinarily included under uniform broad form extended coverage policies, limited only as may be provided in the uniform broad form of extended coverage endorsement at the time in use in the State;

         (b) general comprehensive liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Plant or the Facility Site (such coverage to include provisions waiving subrogation against the Issuer and the Trustee) in amounts not less than $1,000,000 with respect to bodily injury to any one person, $1,000,000 with respect to bodily injury to two or more persons in any one accident and $1,000,000, with respect to property damage resulting from any one occurrence;

         (c) liability insurance with respect to the Plant and the Facility Site under the workers' compensation laws of the State; provided, however, that the insurance so required may be provided by blanket policies now or hereafter maintained by the Borrower; and

         (d) if at any time any portion of the Facility Site is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood and mud slide hazards, a policy of flood insurance covering improvements located on such portion of the Facility Site with amounts and coverage satisfactory to the Trustee.

         Section 6.4. General Requirements Applicable to Insurance.

         (a) Each insurance policy obtained in satisfaction of the requirements of Section 6.3 hereof:

                  (i) shall be by such insurer (or insurers) as shall be financially responsible, qualified to do business in the State and of recognized standing;

                  (ii) shall be in such form and have such provisions (including, without limitation, the lenders long-form loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are acceptable in all respects to the Trustee;

                  (iii) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Issuer and the Trustee;

                  (iv) shall provide that losses thereunder shall be adjusted with the insurer by the Borrower at its expense on behalf of the insured parties and the decision of the Borrower as to any adjustment shall be final and conclusive; and

                  (v) without limiting the generality of the foregoing, all insurance policies carried on the Plant shall name the Borrower, the Issuer and the Trustee as parties insured thereunder as the respective interests of each may appear, and any loss thereunder shall be made payable and shall be applied as provided in Section 6.8 hereof.

         (b) Prior to expiration of any such policy, the Borrower shall furnish the Issuer and the Trustee with evidence satisfactory to the Trustee that the policy or certificate has been renewed or replaced in compliance with this Loan Agreement or is no longer required by this Loan Agreement.

         Section 6.5. Advances by the Issuer or the Trustee. In the event the Borrower shall fail to maintain, or cause to be maintained, the full insurance coverage required by this Loan Agreement or shall fail to keep or cause to be kept the Plant in good repair and good operating condition, the Issuer or the Trustee may (but shall be under no obligation to), after 10 days' written notice to the Borrower, contract for the required policies of insurance and pay the premiums on the same and make any required repairs, renewals and replacements, and the Borrower agrees to reimburse the Issuer and the Trustee to the extent of the amounts so advanced by them or any of them with interest thereon at the Overdue Rate or the maximum rate permitted by law, whichever is lower, from the date of advance to the date of reimbursement. Any amounts so advanced by the Issuer or the Trustee shall become an additional obligation of the Borrower, shall be payable on demand, and shall be deemed a part of the obligation of the Borrower evidenced by the Note.

         Section 6.6. Borrower to Make up Deficiency in Insurance Coverage. The Borrower agrees that to the extent that it shall not carry insurance required by Section 6.3 hereof, it shall pay promptly to the Trustee for application in accordance with the provisions of Section 6.8 hereof, such amount as would have been received as Net Proceeds by the Trustee under the provisions of Section
6.8 hereof had such insurance been carried to the extent required.

         Section 6.7. Eminent Domain. Unless the Borrower shall have prepaid the Note pursuant to the provisions of Article X hereof, in the event that title to, or temporary use of, the Facility Site, the Plant or any part thereof shall be taken by Eminent Domain, the Borrower shall be obligated to continue to make the payments required to be made pursuant to the Note and the Net Proceeds received as a result of such Eminent Domain shall be applied as provided in Section 6.8(b) hereof.

         Section 6.8. Application of Net Proceeds of Insurance and Eminent
Domain.

         (a) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 6.3(b) and 6.3(c) hereof shall be applied by the Borrower toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

         (b) The Net Proceeds of the insurance carried with respect to the Plant pursuant to the provisions of Sections 6.3(a) and 6.3(d) hereof (excluding the Net Proceeds of any business interruption insurance, which shall be paid to the Borrower, but including any Net Proceeds from title insurance), and the Net Proceeds resulting from Eminent Domain shall be paid to the Trustee and applied as follows:

                  (i) If the amount of the Net Proceeds does not exceed $50,000, the Net Proceeds shall be paid to the Borrower and shall be applied to the repair, replacement, renewal or improvement of the Plant as necessary. Any residual amount of Net Proceeds not applied to the repair, replacement, renewal or improvement of the Plant shall be promptly paid to the Trustee for deposit in the Loan Repayments Account of the Bond Fund.


                  (ii) If the amount of the Net Proceeds exceeds $50,000, the Net Proceeds shall be paid to and held by the Trustee as a special trust fund and invested in accordance with Section 602 of the Indenture pending receipt of written instructions from the Borrower. At the option of the Borrower, to be exercised within the period of 90 days from the receipt by the Trustee of such Net Proceeds, the Borrower shall advise the Trustee that (A) the Borrower will use the Net Proceeds for the repair, replacement, renewal or improvement of the Plant (such funds to be disbursed by the Trustee to the Borrower following substantially the same procedure for the disbursement of the proceeds of the Bonds from the Facility Fund), or (B) the Net Proceeds shall be applied to the prepayment of the Bonds as provided in Article X hereof. If the Borrower does not advise the Trustee within said period of 90 days that it elects to proceed under clause (A) to use such Net Proceeds for the repair, replacement, renewal or improvement of the Plant, such Net Proceeds shall be applied to the prepayment of the Bonds pursuant to Article X hereof. Any prepayment pursuant to the preceding sentence shall be effected on the next interest payment date not less than 30 days after the earlier of notice of the Borrower's election to prepay the Bonds or expiration of said period of 90 days without an election by the Borrower. The Borrower shall deposit with the Trustee an amount that together with moneys representing Net Proceeds, shall be sufficient so that upon redemption no Bonds are in denomination other than Authorized Denominations.

         The Borrower agrees that if it shall elect to use the moneys paid to the Trustee pursuant to subsection (b)(ii) of this Section 6.8 for the repair, replacement, renewal or improvement of the Plant, it will restore the Plant, or cause the same to be done, to a condition substantially equivalent to its condition prior to the occurrence of the event to which the Net Proceeds were attributable. To the extent that the Net Proceeds are not sufficient to restore or replace the Plant, the Borrower shall use its own funds to restore or replace the Plant. Prior to the commencement of such work, the Trustee, the Issuer or the Credit Facility Issuer may require the Borrower to furnish a completion bond, escrow deposit, or other satisfactory evidence of the Borrower's ability to pay or provide for the payment of any estimated costs in excess of the amount of the Net Proceeds. Any balance remaining after any such application of such Net Proceeds, shall be promptly paid to the Trustee for deposit in the Loan Repayment Account of the Bond Fund. The Borrower shall be entitled to the Net Proceeds of any insurance or resulting from Eminent Domain relating to property of the Borrower not included in the Plant or the Facility Site and not providing security for the Note or this Loan Agreement.


         Section 6.9. Parties to Give Notice. In case of any material damage to or destruction of all or any part of the Plant, the Borrower shall give prompt notice thereof to the Issuer and the Trustee. In case of a taking or proposed taking of all or any part of the Plant, the Facility Site or any right therein by Eminent Domain, the Borrower shall give prompt notice thereof to the Issuer and the Trustee. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

         Section 6.10. Hazardous Material. (1) The Borrower shall not place, manufacture or store, or permit to be placed, manufactured or stored, on the Property any Hazardous Materials, except in accordance with all applicable laws.

         (2) The Borrower agrees to (a) give notice to the Issuer immediately upon the Borrower's acquiring knowledge of the presence of any Hazardous Materials on the Property that are not being used or stored in accordance with all applicable laws or of any Hazardous Materials Contamination, with a full description thereof; (b) promptly comply with any laws requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide the Issuer with satisfactory evidence of such compliance; (c) provide the Issuer, within thirty (30) days after a demand by the Issuer, with a bond, letter of credit or similar financial assurance evidencing to the Issuer's satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Encumbrance which may be established on the Property as a result thereof; and (d) indemnify and hold harmless the Issuer and the Trustee from any and all claims which may now or in the future (whether before or after the release of this Loan Agreement) be asserted against the Issuer or the Trustee as a result of the presence of any Hazardous Materials on the Property or any Hazardous Materials Contamination except for those resulting from the gross negligence of the Trustee or their Agents.


                                  ARTICLE VII

                               SPECIAL COVENANTS

         Section 7.1. Payment of Administrative Expenses of the Trustee, the Paying Agent, the Remarketing Agent and the Credit Facility Trustee. The Borrower agrees to pay to the Trustee, the Credit Facility Issuer, the Remarketing Agent and the Credit Facility Trustee amounts equal to the respective fees and charges of the Trustee, the Credit Facility Issuer, the Remarketing Agent and the Credit Facility Trustee for the services rendered and expenses reasonably incurred (including attorneys fees) under the Bond Documents as and when the same become due; provided, however, that the fees and expenses of the Remarketing Agent shall be paid by the Borrower as provided in the Remarketing Agreement. In addition, the Borrower shall pay all reasonable costs and expenses of the Trustee, the Credit Facility Trustee and the Credit Facility Issuer in connection with the registration, exchange or registration of transfer of the Bonds pursuant to
Section 204 of the Indenture. The obligation of the Borrower under this Section shall survive the termination of this Loan Agreement and the payment and performance of all other of the Borrower's obligations.

         Section 7.2. Payment of Issuer's Administrative Expenses. The Borrower agrees to pay the Issuer (or, if the Issuer so elects, to pay directly to the person entitled to payment) for the Administrative Expenses, if any, incurred by the Issuer in the administration of this Loan Agreement, of the loan described herein, and of the Bonds, including attorneys' fees. The obligation of the Borrower under this Section shall survive the termination of this Loan Agreement and the payment and performance of all other of the Borrower's obligations.

         Section 7.3. No Pecuniary Liability. The Act prescribes and the parties intend that by reason of making this Loan Agreement, by reason of the issuance of the Bonds, by reason of the performance of any act required of it by this Loan Agreement, or by reason of the performance of any act requested of it by the Borrower, no indebtedness or charge against the general credit or taxing powers of the State, the Department or the Issuer within the meaning of any constitutional or charter provision or statutory limitation shall occur, nor shall any of the foregoing ever constitute or give rise to any pecuniary liability of the State, the Department or the Issuer. Nevertheless, if the Issuer incurs any such pecuniary liability, then in such event the Borrower shall indemnify and hold the Issuer harmless by reason thereof.

         Section 7.4. Indemnification of the Issuer, the Trustee, the Credit Facility Issuer, the Remarketing Agent and the Credit Facility Trustee. The Borrower shall protect, indemnify, and save harmless the Issuer, the Trustee, the Credit Facility Issuer, the Remarketing Agent and the Credit Facility Trustee and their respective officers, employees and agents against and from any and all liabilities, suits, actions, claims, demands, losses, expenses and costs of every kind and nature incurred by, or asserted or imposed against, the Issuer, the Trustee, the Credit Facility Issuer, the Remarketing Agent and the Credit Facility Trustee and their respective officers, members, agents or employees, or any of them, by reason of any accident, injury (including death) or damage to any person or property, however caused (other than the gross negligence or willful misconduct of the Trustee, the Credit Facility Issuer, the Remarketing Agent or the Credit Facility Trustee, which gross negligence or willful misconduct shall affect the indemnification rights of only that person which committed such gross negligence or willful misconduct), resulting from, connected with or growing out of (a) any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum distributed in connection with the Bonds, any other disclosure statement or offering document used in connection with the remarketing of the Bonds or any other information with respect to the Borrower provided by the Borrower or the omission or alleged omission to state therein a material fact necessary to make the statements and information therein not misleading in any material respect, and (b) any act of commission or omission of the Borrower, or any officers, employees, agents, assignees, contractors or subcontractors of the Borrower or any use, non-use, possession, occupation, condition, operation, service, design, construction, acquisition, maintenance or management of, or on, or in connection with, the Facility, or any part thereof, during the term of the loan and regardless of whether such liabilities, suits, actions, claims, demands, damages, losses, expenses and costs be against or be suffered or sustained by the Issuer, the Trustee, the Credit Facility Issuer, the Remarketing Agent or the Credit Facility Trustee, or any of their respective officers, members, agents or employees, or be against or be suffered or sustained by legal entities, officers, members, agents, or other persons to whom the Issuer, the Trustee, the Credit Facility

Issuer, the Remarketing Agent and the Credit Facility Trustee, or any of their respective officers, members, agents or employees may become liable therefor. The Issuer shall not be liable for any damage or injury occurring during the term of the loan described herein to the persons or property of the Borrower or any of its officers, agents, including operating personnel, contractors and employees, or any other person or entity who or which may be upon the Facility. The Borrower may, and if so requested by the Issuer, the Trustee, the Credit Facility Issuer, the Remarketing Agent and the Credit Facility Trustee, shall, undertake to defend, at its sole cost and expense, any and all suits, actions and proceedings brought against the Issuer, the Trustee, the Credit Facility Issuer, the Remarketing Agent and the Credit Facility Trustee, or any of their respective officers, members, agents or employees in connection with any of the matters indemnified against in this Section. The Issuer, the Trustee, the Credit Facility Issuer, the Remarketing Agent and the Credit Facility Trustee shall give the Borrower timely notice of and shall forward to the Borrower every demand, notice, summons or other process received with respect to any claim or legal proceedings within the purview hereof, but the failure of the Issuer, the Trustee, the Credit Facility Issuer, the Remarketing Agent or the Credit Facility Trustee to give such notice shall not affect its right to indemnification hereunder, unless the failure to give notice shall have deprived the Borrower of a reasonable opportunity to contest any such matter.

         The Borrower agrees to indemnify the Trustee, the Credit Facility Issuer, the Credit Facility Trustee and their respective officers, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts and duties hereunder and under the Bond Documents, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

         If the indemnification provided for herein is held by a court to be unavailable or is insufficient to hold any indemnified party harmless in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the Borrower shall contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Borrower on the one hand and the indemnified party on the other hand, as well as any other relevant equitable considerations.

         The obligations of the Borrower under this Section shall survive the termination of this Loan Agreement and the payment and performance of all other of the Borrower's obligations.

         All acts, including any failure to act, relating to the Facility by any agent, representative or designee of the Trustee are performed solely for the benefit of the Trustee and the Owners to assure repayment of the loan and are not for the benefit of the Borrower or the benefit of any other person.


         Section 7.5. Right to Perform; Advances by Issuer or Trustee. If the Borrower fails to make, or cause to be made, any payment or to perform any other of the Borrower's obligations, the Issuer or the Trustee, without notice or demand upon the Borrower, without waiving any default or releasing the Borrower from any of the Borrower's obligations, and without being under any obligation to do so, may make such payment or perform any of the Borrower's obligations. All amounts so paid by the Issuer or the Trustee and all costs, fees and expenses incurred by the Issuer or the Trustee in connection with such payment or performance shall be immediately due and payable by the

Borrower as additional payments, together with interest thereon or the Overdue Rate from the date the same are paid or incurred, until the same are paid in full by the Borrower.

         Section 7.6. Agreement to Pay Attorneys' Fees and Expenses. In the event the Borrower defaults under any of the provisions of the Bond Documents and the Issuer or the Trustee employs attorneys or incur other expenses for the collection of amounts due hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower contained in the Bond Documents, the Borrower will, on demand therefor, pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee.

         Section 7.7. No Warranty of Suitability or Merchantability by Issuer. The Borrower recognizes that since the Plans and Specifications for constructing the Facility are furnished by it, and since any items of equipment are selected by it and are to be installed in accordance with its directions, the Issuer makes no warranty, either express or implied, and offers no assurances that the Facility will be suitable for the Borrower's purposes or needs or that the proceeds derived from the Loan will be sufficient to pay in full all costs of the acquisition of the Facility. Without limiting the generality of the foregoing provisions of this Section, the Borrower hereby acknowledges that THE ISSUER DOES NOT IN ANY WAY WARRANT THE MERCHANTABILITY OF ANY EQUIPMENT, AND THAT THERE ARE NO IMPLIED WARRANTIES OR WARRANTIES OF FITNESS MADE BY THE ISSUER. By acceptance of each item of equipment, the Borrower is deemed to have acknowledged to the Issuer that such item of equipment is in acceptable condition, occurrence, and operating order.

         Section 7.8. Issuer's Rights to Approve Certain Actions and Receive Notices and Information. Notwithstanding the Granting Clauses of the Indenture, the Issuer reserves to itself and shall retain the right to grant any and all approvals which the Issuer is specifically entitled to grant under the terms of the Bond Documents, and the Letter of Credit Documents and the right to receive from time to time reports, notices and other information from the Borrower or any other person pursuant to the Bond Documents or the Letter of Credit Documents.

         Section 7.9. Officials of Issuer Not Liable. No covenant or agreement contained in the Bonds or in the other Bond Documents shall be deemed to be the covenant or agreement of any official, officer, agent, or employee of the Issuer in his or her individual capacity, and neither any employee of the Issuer, the Department or the State nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

         Section 7.10 Access to the Facility and Inspection. The Credit Facility Issuer, the Trustee, the Credit Facility Trustee, and the Issuer shall have the right at all reasonable times and as often as reasonably requested (and or any time whatsoever to enforce any remedies after the occurrence of an Event of Default) to enter upon the Facility Site and to examine and inspect the Plant and the Equipment. The Trustee, the Credit Facility Trustee, the Credit Facility Issuer, the Issuer and their duly authorized agents shall also have such right of access to the Facility as may be reasonably necessary to cause to be completed the construction, acquisition and installation of the Facility, and thereafter for its proper maintenance, in the event of failure by the Borrower to perform its obligations relating to maintenance under this Loan Agreement. The Borrower hereby covenants to execute, acknowledge and deliver all such further documents, and do all such other acts and things as may be necessary to grant to the Issuer, the Credit Facility Trustee, and the Trustee such right of entry. The Issuer, the Credit Facility Trustee, the Trustee and the Credit Facility Issuer shall also be permitted, at all reasonable times, to examine the books and records of the Borrower with respect to the Facility and the obligations of the Borrower hereunder, but none of them shall be entitled to access to trade secrets or other proprietary information (other than financial information) of the Borrower or its clients or customers. No prior notice shall be required upon the occurrence and continuance of an Event of Default.

         Section 7.11. Further Assurances and Corrective Instruments. Subject to the provisions of the Indenture, the Issuer and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements and amendments hereto and such further instruments as may reasonably be required for carrying out the intention or facilitating the performance of this Loan Agreement; provided, however, that no such instruments or actions shall pledge the credit or taxing power of the State, the Department, the Issuer or any other public body or require the State, the Department the Issuer or any other public body to incur any pecuniary obligations. All such supplements, amendments and further instruments shall require the approval of the Credit Facility Issuer.

         Section 7.12.  Recording and Filing; Other Instruments.

         (a) The Borrower covenants that it will, at its expense, cause Counsel in the State to take all steps are as reasonably necessary to render an opinion, and to render an opinion to the Issuer and the Trustee not earlier than 60 nor later than 30 days prior to each anniversary date occurring at five-year intervals after the issuance of the Bonds, to the effect that all financing statements, continuation statements, notices and other instruments required by applicable law have been recorded or filed or re-recorded or re-filed in such manner and in such places required by law in order fully to preserve and protect the rights of the Trustee and the Credit Facility Trustee in the granting by the Issuer of certain rights of the Issuer, pursuant to the Indenture, under this Loan Agreement and the Note.

         (b) The Borrower and the Issuer shall execute and deliver all instruments and shall furnish all information and evidence deemed necessary or advisable by such Counsel to enable him to render the opinion referred to in subsection (a) of this Section. The Borrower shall file and re-file and record and re-record or cause to be filed and re-filed and recorded and re-recorded all instruments required to be filed and re-filed and recorded or re-recorded pursuant to the opinion of such Counsel and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be outstanding, except as otherwise required by this Loan Agreement.

         Section 7.13. Non-Arbitrage Covenants: Notice of Event of Taxability.

         (a) Neither the Borrower nor the Issuer shall take any action, and the Borrower covenants that it will not approve the Trustee's taking any action or making any investment or use of the proceeds of the Bonds, which would cause any of the Bonds to be an "arbitrage bond" within the meaning of Section 148 of the Code.

         (b) The Borrower's obligation to make any payments of rebate amounts required by this Loan Agreement and the Indenture and to prepare and furnish to the Issuer and the Trustee the statements and forms described herein and therein shall survive Payment of the Bonds notwithstanding any provision of this Loan Agreement to the contrary.


         (c) The Borrower shall give immediate telephonic notice, promptly confirmed in writing, to the Issuer and the Trustee of any Event of Taxability whether the Borrower is on Notice of such

Event of Taxability by its own filing of any statement, tax schedule, return or document with the Internal Revenue Service which discloses that an Event of Taxability shall have occurred, by its receipt of any oral or written advice from the Internal Revenue Service that an Event of Taxability shall have occurred, or otherwise.

         Section 7.14. Additional Information. Until Payment of the Bonds shall have occurred, the Borrower shall promptly, from time to time, deliver to the Issuer and the Trustee such information regarding the operations, business affairs and financial condition of the Borrower as the Issuer and the Trustee may reasonably request, but in any event exclusive of proprietary or confidential information of the Borrower and any client or customer of the Borrower. The Trustee is hereby authorized to deliver a copy of any such financial information delivered hereunder, or otherwise obtained by the Trustee, to the Credit Facility Trustee, to any Bondholder or prospective Bondholder, to any regulatory authority having jurisdiction over the Trustee and to any other Person as may be required by law. The Issuer and the Trustee are authorized to provide information concerning the outstanding principal amount and payment history of, and other information pertaining to, the Bonds or the Note to any agency or regulatory authority of the State requesting such information. Notwithstanding the above, the Borrower acknowledges that the Borrower is subject to the provisions of State Government Article, Sections 10-601, et. seq., of the Annotated Code of Maryland, know as the Maryland Public Information Act.

         Section 7.15. Maintain Corporate Existence. Unless the Issuer, the Trustee and the Credit Facility Trustee consent in writing, the Borrower will maintain its corporate existence in good standing as a Delaware corporation and maintain its qualification to do business in good standing in the State; provided, however, that nothing in this Section shall prohibit the merger of a subsidiary into the Borrower or the merger or consolidation of a subsidiary with or into another person if the corporation surviving such consolidation or merger is a subsidiary and if, in each case, after giving effect thereto, no event of default shall have occurred.

         Section 7.16. Default Certificates. The Borrower shall deliver to the Issuer, the Trustee and the Credit Facility Trustee, annually, within 60 days after the close of each fiscal year, a certificate that no Event of Default hereunder or under the Note, the Indenture, or the Reimbursement Agreement, or an event which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both has occurred and is continuing, or if such an event has occurred or is continuing, a certificate of the Borrower specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

         Section 7.17. Notification to Trustee and Credit Facility Trustee. The Borrower shall notify the Issuer, the Trustee and the Credit Facility Trustee in writing promptly, but in any event within five Business Days, of the occurrence of any of the following, with respect to the Borrower:

                    (i) any levy of an attachment, execution or other process against its assets, which may materially adversely affect the financial condition or operation of the Borrower;

                   (ii) any change in any existing agreement or contract which may materially adversely affect its business or affairs, financial or otherwise; and

                  (iii) any change in the senior executive management of the Borrower or upon taking the Borrower in private rather than public ownership.

         Section 7.18. Additional Reporting Requirements. The Borrower shall deliver on or prior to December 1 of each year to the Issuer (if requested by the Issuer) and the Trustee a certificate stating the principal amount of the Bonds outstanding and the Registered Owners of such Bonds as of June 30 of such year.

         Section 7.19. Observe Laws. The Borrower shall observe all applicable laws, regulations and other valid requirements of any regulatory authority with respect to its operations at the Plant and the Facility Site.

         Section 7.20. Covenants of the Issuer. The Issuer hereby covenants and agrees as follows:

                  (a) Maintenance of Existence; Compliance with Laws. The Issuer will not voluntarily take any action towards dissolution unless it has assured the assumption of its obligations under this Loan Agreement and the other Bond Documents by any other person succeeding to its powers; and it will comply with all laws applicable to this Loan Agreement or any of the other Documents.

                  (b) Priority of Pledge. Except for the assignment to the Bank under this Agreement and the Assignment of Note, the Issuer will not sell, lease or otherwise dispose of or encumber its interest in any part of the security for the Bonds, and will cooperate in causing to be discharged any encumbrances created by it with respect to any of the security for the Bonds.


                  (c) Books and Documents Open to Inspection. The Issuer shall, to the extent required and permitted by law, within a reasonable time after request as permitted by law, open any and all of its books and documents in its possession relating to the financing of the Facility, if any, during the normal business hours of the Issuer, to such accountants or other persons as the Credit Facility Issuer or the Borrower or both may from time to time designate.

         Section 7.21. Affirmative Covenants of the Borrower. Until the Bonds have been fully paid, the Borrower will, unless the prior written consent to do otherwise has been obtained from the Bank and the Issuer:

                  (a) Financial Statements. Furnish to the Bank and the Issuer:

                           (i) As soon as available and in any event within
120 days after the end of each fiscal year of Lunn Industries, Inc. and relating to the Borrower, its subsidiaries, if any, and Lunn Industries, Inc., a consolidated and consolidating balance sheet of the Lunn Industries, Inc. and the Borrower, and all consolidated subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail satisfactory to the Bank and the Issuer, and accompanied by an opinion thereon by Coopers & Lybrand or other independent public accountants satisfactory to the Bank and the Issuer, which opinion shall not be qualified as to the scope of the audit and which shall state that such consolidated financial statements present fairly the consolidated financial position of the Lunn Industries, Inc. and the Borrower and their respective consolidated subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with generally accepted accounting principles applied on a consistent basis (except for changes in the application of which such accountants concur) and shall not contain any "going concern" or like qualification or exception or qualification arising out of the scope of the audit; and

                           (ii) such additional information, reports or
statements as the Credit Facility Issuer or the Issuer may from time to time reasonably request.

                  (b) Taxes and Claims. Pay and discharge all Taxes prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become an encumbrance upon any of its properties, subject to the right of the Borrower to contest the same in accordance with the provisions of this Article VII hereof. If the Borrower fails to pay any of such Taxes at the time or in the manner provided in this Section, the Bank may, at its option, pay such Taxes and the Borrower shall pay to the Bank the amount of any sum so paid, with interest thereon.

                  The fact that the Issuer is assisting in the financing of the acquisition of the Facility shall not imply that the Borrower is or shall be eligible for any decrease in or immunity from any applicable Taxes ordinarily imposed by the State, the County or any other public body.

                  (c) Insurance. In addition to the insurance required by
Article VI hereof, maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity. The Borrower shall file with the Bank and the Issuer, upon request, a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within 30 days after Notice from the Bank, obtain such additional insurance as the Bank may reasonably request.

                  (d) Existence. Maintain in good standing its existence as a Delaware corporation, qualified to do business in the State.

                  (e) Compliance With Laws. Comply with all applicable federal, state and local laws, rules and regulations, including, without limitation, the Employment Retirement Income Security Act of 1974, as amended.

                  (f) Equal Employment. Prohibit and not engage in discrimination on the basis of (i) political or religious opinion or affiliation, marital status, race, color, creed or national origin, (ii) sex or age, except when sex or age constitutes a bona fide occupational qualification, or (iii) the physical or mental disability of a qualified individual with a disability. Upon the request of the Issuer or the Department, the Borrower will submit to the Issuer or the Department, as appropriate, information relating to its employment practices and operations, with regard to this subsection (f) on a form to be prescribed by the Department.

                  (g) Drug and Alcohol Free Workplace. Make a good faith effort to eliminate illegal drug use and alcohol and drug abuse from any workplace of the Borrower in the State, including, without limitation, the Facility, during the term of this Agreement by:

                  (1) prohibiting the unlawful manufacture, distribution, dispensation, possession, or use of drugs in any workplace of the Borrower in the State, including without limitation, the Facility;

                           (2) prohibiting its employees from working while
under the influence of alcohol or illegal drugs or abusing alcohol or drugs;

                           (3) not hiring or assigning to work on an activity
funded in whole or part with State funds, anyone whom it knows, or in the exercise of due diligence should know, currently abuses alcohol or drugs and is not actively engaged in a bona fide rehabilitation program;

                           (4) promptly informing the appropriate law
enforcement agency of every drug- related crime that occurs in any workplace of the Borrower in the State, including, without limitation, the Facility if it or its employee has observed the violations or otherwise has reliable information that a violation has occurred; and

                           (5) notifying employees that illegal drug use and
alcohol and drug abuse are banned in any workplace of the Borrower in the State, including, without limitation, the Facility, imposing sanctions on employees who abuse drugs and alcohol in any workplace of the Borrower in the State, including, without limitation, the Facility, and instituting steps to maintain any workplace of the Borrower in the State, including, without limitation, the Facility free from illegal drug use and drug and alcohol abuse.

                  (h) Employment Count. Upon request, but not more frequently than twice annually, supply the employment count at the Facility to the Issuer, including the number of employees of tenants.

                  (i) Licenses and Permits. Obtain and maintain all licenses and permits required for the Borrower's operations.

                  (j) Books and Records; Inspection. Keep adequate records and books of account with respect to the Facility and its business in accordance with generally accepted accounting principles and permit the Issuer and the Bank to inspect the Facility and examine such records and books of account.

                  (k) Issuer's Fee. Starting not later than Bond closing, and annually thereafter, the Issuer shall be paid an Issuer's Fee equal to 0.125% of the outstanding principal balance of the Bonds before taking into account that year's annual principal reduction. This Issuer's Fee shall have a priority over principal of and interest on the Bonds in the Indenture, shall be collected in monthly installments by the Trustee, and shall be remitted by the Trustee without the necessity of any notice from the Issuer. Failure to pay the Issuer's Fee shall be an Event of Default under Article IX hereof, and shall be treated in a manner similar to non-payment of principal of or interest on the Bonds.

         Section 7.22. Negative Covenants of the Borrower. Until full payment of the Bonds, the Borrower will not, without the prior written consent of the Issuer, directly or indirectly:

          (a)     ERISA Compliance.

                        (i) amend any employee benefit pension plan (as that term is defined in Section 3(2) of ERISA) which is maintained by the Borrower or any corporation, trade or business that is under common control with the Borrower as defined in Section 414(b), (c), (m) or (o) of the Code (hereafter "commonly controlled entity") and intended to be a qualified plan under Section 401(a) of the Code in any manner designed to cause such plan to not be qualified under Section 401(a) of the Code;

                           (ii) permit any officers of the Borrower or any
commonly controlled entity to take any action that would cause such plan not to be qualified under Section 401(a) of the Code;

                           (iii) engage in or permit any commonly controlled
entity to engage in any transaction prohibited by Section 4975 of the Code in connection with such plan;

                           (iv) permit any such plan that is subject to Section
412 of the Code to have an accumulated funding deficiency (within the meaning of Section 412 of the Code);

                           (v) take, or permit any commonly controlled entity
to take, any action in connection with such plan which results in the imposition of a lien on any property of the Borrower or any commonly controlled entity pursuant to Section 4068 of ERISA;

                           (vi) fail to notify the Bank and the Issuer that
notice has been received of the termination of an employee pension benefit plan which is a multi-employer pension plan (as those terms are defined in Section 3(2) and Section 3(37) of ERISA) to which the Borrower or any commonly controlled entity is required to contribute under circumstances where such termination would result in a material liability to the Borrower or any commonly controlled entity;

                           (vii) fail to notify the Bank and the Issuer that
notice has been received of the reorganization of an employee pension benefit plan which is a multi-employer pension plan (as those terms are defined in Section 3(2), Section 3(37) and Section 4241 of ERISA) to which the Borrower or any commonly controlled entity is required to contribute under circumstances where such reorganization would result in a material liability to the Borrower or any commonly controlled entity; and

                           (viii) incur or permit a commonly controlled entity
to incur a material liability as a result of a complete withdrawal or partial withdrawal (as those terms are defined in Section 4203 and Section 4205 of ERISA).

         Section 7.23. Consent Relating to Construction of the Facility. Until

all obligations of the Borrower hereunder to be performed and paid shall have been performed and paid in full, and so long as the Credit Facility shall be outstanding, the Borrower covenants and agrees that all required consents hereunder shall include the written consent of the Credit Facility Issuer and the Issuer.

         Section 7.24. Notice To Trustee. The Borrower agrees to notify the Trustee and the Issuer in writing promptly upon the occurrence of an Event of Bankruptcy.


                                  ARTICLE VIII

                        ASSIGNMENT, LEASING AND SELLING

         Section 8.1. Assignment of Loan Agreement or Lease or Sale of Facility by the Borrower. Except with the prior written consent of the Issuer, the Credit Facility Issuer, the Credit Facility Trustee and the Trustee, the rights of the Borrower under this Loan Agreement may not be assigned, and, other than leases relating to a portion of the Facility in accordance with the terms of this Loan Agreement, the Facility may not be leased or sold as a whole or in part.

         Section 8.2. Restrictions on Transfer of Issuer's Rights. Except for the assignment made pursuant to the Indenture of certain of its rights under this Loan Agreement and its pledge of the Note, endorsed without recourse to the order of the Trustee, to the Trustee as security pursuant to the Indenture, the Issuer will not, during the term of this Loan Agreement, sell, assign, transfer or convey any of its interests in this Loan Agreement or the Note. The Borrower hereby assents to such assignment and pledge of the Issuer's rights under the Loan Agreement and the pledge of the Note to the Trustee.


                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

     Section 9.1. Events of Default Defined. The term "Event of Default" shall mean any one or more of the following events:

         (a) The failure by the Borrower to pay when due any payment of principal or interest on or other amount payable under the Note.

         (b) The failure of the Borrower to perform any of its obligations under Sections 7.4, 7.21(k) and 7.22 hereof.


         (c) If by reason of an "Event of Default" (as that term is defined in the Indenture) under the Indenture the Bonds automatically become, or are declared, due and payable by acceleration of maturity in accordance with
Section 902 of the Indenture.

         (d) Any representation or warranty of the Borrower contained in
Section 2.2 hereof, or in any document, instrument or certificate delivered pursuant hereto or to the Indenture or in connection with the issuance and sale of the Bonds, including but not limited to the Borrower's Tax Certificate, shall be false, misleading or incomplete in any material respect on the date as of which made.

         (e) Failure by the Borrower to observe and perform any covenant, condition or agreement on the part of the Borrower under the Note or this Loan Agreement, other than as referred to in the preceding paragraphs of this
Section 9.1, for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Issuer or the Trustee; provided however, that such failure shall not constitute an Event of Default hereunder so long as the Credit Facility Issuer has not failed to pay any drawing (which drawing strictly complies with, and conforms to, the terms and conditions of the Credit Facility) presented under the Credit Facility, unless the Credit Facility Issuer declares the same to be an Event of Default hereunder by notice given in writing and delivered to the Trustee and the Borrower accompanied by a written request that the loan described herein and all accrued and unpaid interest become immediately due and payable.

         (f) The commencement against the Borrower of an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or of any action or proceeding for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs and the continuance of any such case, action, or proceeding unstayed and in effect for a period of 60 consecutive days; provided however, that such commencement of action against the Borrower shall not constitute an Event of Default hereunder so long as the Credit Facility Issuer has not failed to pay any drawing (which drawing strictly complies with, and conforms to, the terms and conditions of the Credit Facility) presented under the Credit Facility, unless the Credit Facility Issuer declares the same to be an Event of Default hereunder by notice given in writing and delivered to the Trustee and the Borrower accompanied by a written request that the loan described herein and all accrued and unpaid interest become immediately due and payable.


         (g) The commencement by the Borrower of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to, or its acquiescence in the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by it of or the consent by it to any assignment for the benefit of creditors, or the taking of any action by the Borrower in furtherance of any of the foregoing; provided however, that such commencement of action against the Borrower shall not constitute an Event of Default hereunder so long as the Credit Facility Issuer has not failed to pay any drawing (which drawing strictly complies with, and conforms to, the terms and conditions of the Credit Facility) presented under the Credit Facility, unless the Credit Facility Issuer declares the same to be an Event of Default hereunder by notice given in writing and delivered to the Trustee and the Borrower accompanied by a written request that the loan described herein and all accrued and unpaid interest become immediately due and payable.

         Section 9.2. Remedies on Default. If Payment of the Bonds shall not have been made, whenever any Event of Default referred to in Section 9.1 hereof shall have happened and shall not have been waived:

         (a) The Issuer, or the Trustee on behalf of the Issuer, may by written notice to the Borrower, the Credit Facility Issuer, and the Remarketing Agent declare all installments of principal repayable pursuant to the Note for the remainder of the term thereof to be immediately due and payable, whereupon the same, together with accrued interest thereon as provided for in the Note, shall become immediately due and payable without presentment, demand, protest or any other notice whatsoever, all of which are hereby expressly waived by the Borrower; provided, however, all such amounts shall automatically be and become immediately due and payable without notice upon the occurrence of any event described in Section 9.1(f) or 9.1(g) hereof, which notice the Borrower hereby expressly waives.

         Notwithstanding anything to the contrary herein contained, upon the occurrence of an Event of Default caused by the failure of the Borrower to perform its obligations under Section 7.21 (k), the Trustee shall not declare all installments of principal repayable pursuant to the Note for the remainder of the term thereof to be immediately due and payable, unless the Issuer so directs the Trustee in writing. If such written direction is received by the Trustee, the Trustee shall by written notice to the Issuer, the Borrower, the Remarketing Agent and the Credit Facility Issuer declare all installments of principal repayable pursuant to the Note for the remainder of the term thereof, together with all other moneys payable thereunder, to be immediately due and payable without presentment, demand, protest, or any other notice whatsoever, all of which are hereby expressly waived by the Borrower.

         (b) The Issuer may take whatever other action at law or in equity may appear necessary or desirable to collect the amounts payable pursuant to the Note then due and thereafter to become due, or to enforce the performance and observance of any obligation, agreement or covenant of the Borrower under this Loan Agreement or under any of the other Bond Documents.

         In the enforcement of the remedies provided in this Section 9.2, the Issuer may treat all reasonable expenses of enforcement, including, without limitation, legal, accounting and advertising fees and expenses, as additional amounts payable by the Borrower then due and owing and the Borrower agrees to pay such additional amounts upon demand, the amount of such legal fees to be without regard to any statutory presumption.

         Section 9.3. Application of Amounts Realized in Enforcement of Remedies. Any amounts collected pursuant to action taken under Section 9.2 hereof shall be paid to the Trustee and applied to the payment of, first, any costs, expenses and fees incurred by the Issuer, the Trustee and the Credit Facility Trustee as a result of taking such action; second, any interest which shall have accrued on any overdue interest and any accrued interest on any overdue principal of the Bonds at the rate set forth in the Bonds; third, any overdue interest on the Bonds; fourth, any overdue principal of the Bonds; fifth, the outstanding principal balance of the Bonds; and sixth, if Payment of the Bonds shall have been made in full, all remaining moneys shall be applied as set forth in Article IX of the Indenture.

         Section 9.4. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

         Section 9.5. Agreement to Pay Attorneys' Fees and Expenses. In any Event of Default, if the Issuer, the Trustee, the Credit Facility Trustee, the Credit Facility Issuer or any Bondholder employs attorneys or incurs other expenses for the collection of amounts payable hereunder or for the enforcement of the performance or observance of any covenants or agreements on the part of the Borrower contained herein or in the Indenture (in the case of the Issuer, the Trustee, the Credit Facility Trustee, or the Credit Facility Issuer) or contained in the Indenture (on the part of any Bondholder), the Borrower agrees that it will on demand therefor pay to the Issuer, the Trustee, the Credit Facility Trustee, the Credit Facility Issuer or such Bondholder the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer, the Trustee, the Credit Facility Trustee, the Credit Facility Issuer or such Bondholder, the amount of such fees of attorneys to be without regard to any statutory presumption.

         Section 9.6. Correlative Waivers. If an event of default under Section 901 of the Indenture shall be cured or waived and any remedial action by the Trustee or the Credit Facility Trustee rescinded, any correlative default under this Loan Agreement shall be deemed to have been cured or waived.

         Section 9.7 Conflicting Provisions. Upon the occurrence of a conflict between provisions of this Loan Agreement and the Reimbursement Agreement, so long as the Credit Facility is outstanding and there are no defaults under the Reimbursement Agreement by the Credit Facility Issuer, provisions of the Reimbursement Agreement shall control.

                                   ARTICLE X

                                  PREPAYMENTS

         Section 10.1.     Optional Prepayments.

         (a) The Borrower is hereby granted, and shall have, the option to prepay the unpaid principal of the Note in whole or in part in accordance with and as set forth in Sections 701 and 702 of the Indenture with respect to the prepayment of the Bonds; provided, all prepayments shall be made in immediately available funds and with accrued interest to the date of prepayment and that any prepayment of the Note in part shall be applied to unpaid installments of principal in inverse order of maturity. Any prepayment pursuant to this subsection (a) shall be made by the Borrower taking, or causing the Issuer to take, the actions required (i) for Payment of the Bonds, in the case of prepayment of the Note in whole, or (ii) to effect prepayment of less than all of the Bonds according to their terms in the case of a partial prepayment of the Note.

         (b) In the event of damage, destruction, or condemnation of the Plant or any part thereof, the Borrower may, at its option, pursuant to Section 6.8 hereof and without penalty or premium, prepay the Note in whole or in part; provided that any such prepayment shall be made in immediately available funds with accrued interest to the date of whole or partial prepayment. Any prepayment pursuant to this subsection (b) shall be made by the Borrower taking, or causing the Issuer to take, the actions required for the full or partial prepayment of the Bonds as provided for in subsection (a) hereof.

         (c) To exercise the option granted in subsection (a) or (b) of this
Section 10.1, the Borrower shall give written notice to the Issuer and the Trustee which shall specify therein (i) the date of the intended prepayment of the Note, which shall not be less than 30 nor more than 60 days from the date the notice is mailed and (ii) the principal amount of the Note to be prepaid. When given, such notice shall be irrevocable by the Borrower.

         Section 10.2.     Mandatory Prepayments.


         (a) In the event of a Determination of Taxability, the Borrower shall, on a date selected by the Borrower not more than 180 days following the date of written notice to the Trustee of a Determination of Taxability, prepay the entire unpaid principal balance of the Note in full, plus accrued interest to such date. Immediately upon the occurrence of a Determination of Taxability, the Borrower shall notify the Issuer, the Trustee and the Credit Facility Trustee of the date selected for payment pursuant to this Section 10.2.

         (b) Prior to the Conversion Date, in the event any Credit Facility is not renewed and an Alternate Credit Facility has not been provided in accordance with Section 603 of the Indenture, the Borrower shall on or before the Interest Payment Date occurring closest but not less than 15 days prior to the expiration date of the then current Credit Facility, prepay the entire unpaid principal balance of the Note in full. The Borrower shall promptly notify the Issuer, the Trustee and the Credit Facility Trustee of the date selected for such payment.

         Section 10.3. Other Mandatory Prepayments. The amounts required to be applied to the prepayment of the Note by Sections 4.4, 5.3 and 6.8 hereof shall be applied by the Borrower to prepay, together with accrued interest, all or a portion of the unpaid principal of the Note. Such prepayment shall be made by the Borrower taking, or causing the Issuer to take, the actions required

(i) for payment of the Bonds, whether by redemption prior to maturity or by payment at maturity, or (ii) to effect the purchase, redemption or payment at maturity of less than all of the installments of principal on the Bonds in inverse order of their maturities.


                                   ARTICLE XI

                                 MISCELLANEOUS

         Section 11.1. References to the Bonds Ineffective After Bonds Paid. Upon payment of the Bonds, all references in this Loan Agreement to the Bonds shall be ineffective and the Issuer and any holder of the Bonds shall not thereafter have any rights hereunder, excepting reporting and payment of rebate amounts and other payments under the Borrower's Tax Certificate.

         Section 11.2. No Implied Waiver. In the event any agreement contained in the Note or this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach thereunder or hereunder. Neither any failure nor any delay on the part of the Trustee to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

         Section 11.3. Issuer Representative. Whenever under the provisions of this Loan Agreement the approval of the Issuer is required or the Issuer is required to take some action at the request of the Borrower, such approval shall be made or such action shall be taken by the Issuer Representative; and the Borrower, the Trustee and the Bondholders shall be authorized to rely on any such approval or action.

         Section 11.4. Borrower Representative. Whenever under the provisions of this Loan Agreement the approval of the Borrower is required or the Borrower is required to take some action at the request of the Issuer, such approval shall be made or such action shall be taken by the Borrower Representative; and the Issuer, the Trustee, the Credit Facility Trustee and the Bondholders shall be authorized to act on any such approval or action.

         Section 11.5. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered by hand delivery or mailed by first class, postage prepaid, registered or certified mail, addressed as follows:



         If to the Issuer:          Maryland Industrial Development
                                      Financing Authority
                                    217 East Redwood Street, 22nd Floor
                                    Baltimore, Maryland 21202
                                    Attention: Executive Director

         If to the Borrower:        Alcore, Inc.
                                    1324 Brass Mill Road
                                    Belcamp, Maryland 21017
                                    Attention: Edward A. Kiley,
                                               President

         If to the Trustee:         First Union National Bank
                                      of Virginia
                                    Bond Administration
                                    901 E. Cary Street, 2nd Floor
                                    Richmond, Virginia 23219
                                    Attention: Corporate Trust Department

         If to the Credit
         Facility Issuer:           First Union National Bank of North Carolina

                                    Two First Union Center
                                    Charlotte, North Carolina 28288
                                    Attention: International Operations


         If to Credit Facility
         Trustee:                   Branch Banking and Trust Company
                                    223 West Nash Street
                                    Wilson, North Carolina 27984
                                    Attention: Corporate Trust Department


         If to Placement/
         Remarketing Agent:         First Union National Bank of North Carolina
                                    Capital Marketing Group
                                    Two First Union Center, T-7
                                    Charlotte, North Carolina 28288

     The Issuer, the Borrower or the Trustee may, by notice given hereunder, designate from time to time any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 11.6. If Payment or Performance Date Is Other Than a Business Day. If the specified or last date for the making of any payment, the performance of any act or the exercising of any right, as provided in this Loan Agreement, shall be a day other than a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day with the same effect as if made, performed or exercised on the specified date; provided that interest shall accrue during any such period during which payment shall not occur.

         Section 11.7. Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns.

         Section 11.8. Severability. In the event any provision of this Loan Agreement or the Note shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

         Section 11.9. Amendments, Changes and Modifications. Subsequent to the issuance of the Bonds and prior to Payment of the Bonds, this Loan Agreement and the other Bond Documents may not be effectively amended, changed, modified, altered or terminated except in accordance with the Indenture.


         Section 11.10. Execution in Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, and no one counterpart of which need be executed by all parties, except that, to the extent that this Loan Agreement shall constitute personal property under the Uniform Commercial Code of Maryland, no security interest in this Loan Agreement may be created or perfected through the transfer or possession of any counterpart of this Loan Agreement other than the original counterpart, which shall be the counterpart containing the receipt therefor executed by the Trustee following the signatures to this Loan Agreement.

         Section 11.11. Applicable Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the State.

         Section 11.12. No Charge Against Issuer Credit. No provision hereof shall be construed to impose a charge against the general credit of the Issuer or any personal or pecuniary liability upon any official, member, employee or agent of the Issuer, the Department or the State.

         Section 11.13. Issuer Not Liable. Notwithstanding any other provision of this Loan Agreement (a) the Issuer shall not be liable to the Borrower, the Trustee, any Bondholder or any other Person for any failure of the Issuer to take action under this Loan Agreement unless the Issuer (i) is requested in writing by an appropriate Person to take such action, (ii) is assured of payment of or reimbursement for any expense in such action, and (iii) is afforded, under the existing circumstances, a reasonable period to take such action, and (b) except with respect to any action for specific performance or any action in the nature of a prohibitory or mandatory injunction, neither the Issuer nor any member of the Issuer nor any other official, member, employee or agent of the Issuer, the Department or the State shall be liable to the Borrower, the Trustee, any Bondholder or any other Person for any action taken by the Issuer or by its officers, member, servants, agents or employees, or for any failure to take action under this Loan Agreement or the other Bond Documents to which the Issuer is a party. In acting under this Loan Agreement, or in refraining from acting under this Loan Agreement, the Issuer may conclusively rely on the advice of its counsel.

         Section 11.14. Expenses. The Borrower agrees to pay all reasonable fees and expenses incurred in connection with the preparation, execution, delivery, modification, waiver, and amendment of this Loan Agreement, the other Bond Documents and related documents, and the fees and expenses of Co-Bond Counsel, Counsel for the Issuer and, in connection with any amendments, any Counsel, if any, for any Bondholder who owns more than 25% of the aggregate principal amount of the Bonds Outstanding. The Borrower also agrees to pay all expenses incurred by the Trustee or the Issuer in collection of any indebtedness incurred hereunder in the Event of Default by the Borrower, provided that the amount of any legal fees so incurred shall be without regard to any statutory presumption.

         Section 11.15. Amounts Remaining with the Trustee. Any amounts remaining in the Bond Fund or otherwise in trust with the Trustee under the Indenture or this Loan Agreement shall, after Payment of the Bonds and all Administrative Expenses in accordance with this Loan Agreement, be disbursed by the Trustee in accordance with the provisions of the Indenture or otherwise as may be required by law.

         Section 11.16. Effective Date. This Loan Agreement has been dated as of the date first written solely for the purpose of convenience of reference and shall become effective upon its execution and delivery, on the date of initial issuance of the Bonds, by the parties hereto. All representations and warranties set forth herein shall be deemed to have been made on such date.


                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Loan Agreement to be executed in their respective legal names by their duly authorized representatives and their respective seals to be hereunto affixed, and the signatures of duly authorized persons to be attested, all as of the date first above written.


                                   MARYLAND INDUSTRIAL DEVELOPMENT
                                     FINANCING AUTHORITY

ATTEST:

____________________________       By:   ______________________________________
A. P. Ramsey Crosby,                        Thomas H. Mullaney,
Executive Director                          Chairman

(SEAL)


                                   ALCORE, INC.


ATTEST:

_____________________              By:      ________________________________
________________                            Edward A. Kiley, President

(CORPORATE SEAL)

                                    RECEIPT


Receipt of the foregoing original counterpart of the Loan Agreement, dated as of May 1, 1997, between the Maryland Industrial Development Financing Authority and Alcore, Inc., is hereby acknowledged.


                                             FIRST UNION NATIONAL BANK
                                               OF VIRGINIA,
                                                  as Trustee


                                             By:______________________________
                                             Title:___________________________

                                   EXHIBIT A


AFTER THE ENDORSEMENT OF THIS NOTE AS HEREIN PROVIDED, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO A SUCCESSOR OF THE TRUSTEE UNDER THE TRUST INDENTURE REFERRED TO IN THE LOAN AGREEMENT REFERRED TO HEREIN.


                                PROMISSORY NOTE

$____________                                                  May ______, 1997

         FOR VALUE RECEIVED, ALCORE, INC., a Delaware corporation (the "Borrower"), by this promissory note promises to pay to the order of the MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY (the "Issuer") the principal sum of __________________________________ and No/100 Dollars
($_____________) which principal amount shall be due and payable in __________ consecutive quarterly installments on the first Business Day of each February, May, August and November, commencing the first Business Day of November, 1998, as more specifically set forth below:


                        [INSERT SCHEDULE FROM INDENTURE]



         The Borrower further agrees to pay interest on the unpaid principal amount from the date of authentication and delivery of the Bonds (as defined in the Loan Agreement referred to below) until the principal amount and all interest thereon is paid in full which shall be paid on the first Business Day of each February, May, August and November (the "Interest Payment Dates"), at the rate of interest equal to the Variable Rate (as defined in the Indenture hereinafter mentioned) or the Fixed Rate (as defined in the Indenture).

         This Promissory Note is the "Note" referred to in the Loan Agreement dated as of May 1, 1997 (the "Loan Agreement"), between the Borrower and the Issuer and is entitled to the benefits thereof and subject to the conditions thereof. Terms not otherwise defined herein shall have the definitions set forth in the Loan Agreement.

         Under the Loan Agreement, the Issuer has loaned to the Borrower the proceeds received from the sale of the Issuer's $2,600,000 Maryland Industrial Development Financing Authority Economic Development Revenue Bonds (Alcore, Inc. Facility), 1997 Issue, dated as of May 1, 1997 (the "Bonds"). The Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture among the Issuer, First Union National Bank of Virginia, as Trustee (the "Trustee") and Branch Banking and Trust Company, as Credit Facility Trustee (the "Credit Facility Trustee") dated as of May 1, 1997 (the "Indenture"). The Bonds bear interest at the Variable Rate prior to the Conversion Date (as defined in the Indenture) and at the Fixed Rate on or subsequent to the Conversion Date. Such interest is payable on the Interest Payment Dates. This Note shall bear interest at the Variable Rate and the Fixed Rate during the same periods as such rates are borne by the Bonds.

         Each payment of principal of and interest on this Note will be sufficient to enable the Issuer to pay when due the total amount of principal of (whether at maturity, upon acceleration or otherwise), premium, if any, and interest on the Bonds. To the extent that principal of, premium, if any, or interest on the Bonds shall be paid, there shall be credited against unpaid principal of or interest on this Note, as the case may be, an amount equal to the principal of or interest on the Bonds so paid. The principal of, premium, if any, and interest on this Note are payable in immediately available funds of any coin or currency of the United States of America which on the respective dates of payment thereof shall be legal tender for the payment of public and private debts.

         In addition, the Borrower agrees to pay when due in immediately available funds all other amounts at the time the Issuer may be required to pay the same pursuant to the Bonds or the Indenture.


         The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional without any defense, recoupment or right of set-off by reason of any default by the Issuer under the Loan Agreement or for any other reason.

         Upon the occurrence of an Event of Default specified in the Loan Agreement, the unpaid principal hereof and accrued interest and additional interest hereon may become forthwith due and payable as provided in the Loan Agreement, and in the event the Borrower shall fail to pay any amount required to be paid under this Note when due, the Borrower shall pay interest on such amount at a rate per annum equal to the Overdue Rate (as defined in the Loan Agreement) or the maximum rate permitted by law, whichever is lower.

         The Borrower may at its option, and may under certain circumstances be required to, prepay all or any part of the unpaid principal of this Note upon the terms provided in the Loan Agreement.

UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, THE BORROWER AUTHORIZES THE CLERK OR ANY ATTORNEY DESIGNATED BY THE BANK, THE ISSUER OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR FOR IT IN ANY COURT OF RECORD AND CONFESS JUDGMENT AGAINST IT WITHOUT PRIOR HEARING, IN FAVOR OF THE BANK OR THE ISSUER FOR AND IN THE AMOUNT EQUAL TO SUCH OF THE OBLIGATIONS OF THE BORROWER WHICH HAVE BEEN DUE AND PAYABLE UNDER THE PROVISIONS OF THIS NOTE, PLUS INTEREST ACCRUED AND UNPAID THEREON, ALL OTHER AMOUNTS THEN DUE AND PAYABLE HEREUNDER, COSTS OF SUIT AND AN ATTORNEY'S FEE IN AN AMOUNT EQUAL TO FIFTEEN PERCENT (15%) OF SUCH OBLIGATIONS PLUS ALL ACCRUED AND UNPAID INTEREST THEREON, PROVIDED, HOWEVER, (A) IF THE ACTUAL ATTORNEY'S FEES INCURRED BY THE BANK OR THE ISSUER ARE LESS THAN 15% OF SUCH OBLIGATION (PLUS ALL ACCRUED AND UNPAID INTEREST THEREON), THE BANK OR THE ISSUER WILL REFUND (TO THE EXTENT ACTUALLY COLLECTED) TO THE BORROWER AN AMOUNT EQUAL TO THE DIFFERENCE BETWEEN 15% OF SUCH OBLIGATION (PLUS ALL ACCRUED AND UNPAID INTEREST THEREON) AND THE AMOUNT OF SUCH ACTUAL ATTORNEY'S FEES (AFTER ALL OF SUCH OBLIGATIONS HAVE BEEN PAID IN FULL), OR (B) IF THE ACTUAL ATTORNEY'S FEES INCURRED BY THE BANK OR THE ISSUER OR OTHER HOLDER HEREOF EXCEED 15% OF SUCH OBLIGATIONS (PLUS ALL ACCRUED AND UNPAID INTEREST THEREON, WHETHER BY REASON OF JUDGMENT BEING CONTESTED OR OTHERWISE, THE BORROWER WILL PAY TO THE BANK OR THE ISSUER ON DEMAND THE AMOUNT OF ANY SUCH EXCESS. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISE THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY

JUDGMENT ENTERED PURSUANT THERETO. SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS. AS OFTEN AS THE BANK OR THE ISSUER SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS NOTE SHALL BE A SUFFICIENT WARRANT.


         The Borrower hereby promises to pay all costs of collection, including reasonable attorneys' fees and disbursements, without regard to any statutory presumption, in the case of a default under this Note or the Loan Agreement. The Borrower hereby waives presentment, protest and notice of protest or dishonor.

         This Note shall be construed in accordance with the laws of the State of Maryland.

         IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto all as of the date first above written.


                                  ALCORE, INC.
ATTEST:

____________________              By:      __________________________________
Secretary                                  Edward A. Kiley, President

(CORPORATE SEAL)





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



                                  ENDORSEMENT

         Pay to the order of First Union National Bank of Virginia, as Trustee for the benefit of the Bondholders under the Trust Indenture dated as of May 1, 1997, between the Issuer, the Trustee and Branch Banking and Trust Company, as Credit Facility Trustee, without recourse. This endorsement is given and made without any warranty as to the authority and genuineness of the signature of the maker of the foregoing Promissory Note.

         This the ______ day of May, 1997.

                                       MARYLAND INDUSTRIAL DEVELOPMENT
                                       FINANCING AUTHORITY


                                       By:      _______________________________
                                                Thomas H. Mullaney, Chairman

                                   EXHIBIT B

                               THE FACILITY SITE

                               TABLE OF CONTENTS

                                                                                                               Page

PARTIES...........................................................................................................1
RECITALS..........................................................................................................1


                                   ARTICLE I

                     DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1.      Definitions.....................................................................................1
Section 1.2.      Rules of Construction...........................................................................9

                                   ARTICLE II

                                REPRESENTATIONS

Section 2.1.      Representations by the Issuer...................................................................9
Section 2.2.      Representations, Warranties and Covenants by the Borrower......................................10

                                  ARTICLE III

                          ACQUISITION OF THE FACILITY

Section 3.1.      Acquisition of the Facility....................................................................13
Section 3.2.      Borrower to Obtain Approvals Required for the Facility and the Plant...........................13
Section 3.3.      Plans and Specifications.......................................................................13

                                   ARTICLE IV

                      ISSUANCE OF THE BONDS; FACILITY FUND

Section 4.1.      Agreement to Issue the Bonds...................................................................14
Section 4.2.      Disbursement from the Facility Fund............................................................14
Section 4.3.      Closeout of the Facility Fund..................................................................14

Section 4.4.      Disposition of the Balance in the Facility Fund................................................14
Section 4.5.      Borrower Required to Pay in Event Facility Fund Insufficient...................................14
Section 4.6.      No Third Party Beneficiary.....................................................................15

                                   ARTICLE V

                 LOAN BY THE ISSUER TO THE BORROWER; REPAYMENT

Section 5.1.      Loan by the Issuer; Repayment..................................................................15
Section 5.2.      No Set-Off.....................................................................................15
Section 5.3.      Prepayments....................................................................................16
Section 5.4.      Credits Against the Note.......................................................................16



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



Section 5.5.      Letter of Credit and Reimbursement Agreement...................................................16
Section 5.6       Rebate Amount..................................................................................16
Section 5.7       Payment to Trustee for Purchase of Bonds.......................................................16

                                   ARTICLE VI

                               GENERAL COVENANTS

Section 6.1.      Maintenance and Modification of the Plant by Borrower..........................................17
Section 6.2.      Taxes and Utility Charges......................................................................17
Section 6.3.      Insurance......................................................................................18
Section 6.4.      General Requirements Applicable to Insurance...................................................18
Section 6.5.      Advances by the Issuer or the Trustee..........................................................19
Section 6.6.      Borrower to Make up Deficiency in Insurance Coverage...........................................19
Section 6.7.      Eminent Domain.................................................................................20
Section 6.8.      Application of Net Proceeds of Insurance and Eminent Domain....................................21
Section 6.9.      Parties to Give Notice.........................................................................21
Section 6.10.     Hazardous Material.............................................................................21

                                  ARTICLE VII

                               SPECIAL COVENANTS

Section 7.1.      Payment of Administrative Expenses of Trustee,
                  the Paying Agent, the Remarketing Agent and the Credit Facility Trustee........................21
Section 7.2.      Payment of Issuer's Administrative Expenses....................................................22
Section 7.3.      No Pecuniary Liability.........................................................................22
Section 7.4.      Indemnification of the Issuer, the Trustee, the Credit Facility
                  Issuer, the Remarketing Agent and the Credit Facility Trustee..................................24
Section 7.5.      Right to Perform; Advances by Issuer or Trustee................................................24
Section 7.6.      Agreement to Pay Attorney's Fees and Expenses..................................................24
Section 7.7.      No Warranty of Suitability or Merchantability by Issuer........................................24
Section 7.8.      Issuer's Rights to Approve Certain Actions and Receive Notice

                  and Information................................................................................24
Section 7.9.      Officials of Issuer Not Liable.................................................................24
Section 7.10.     Access to the Facility and Inspection..........................................................24
Section 7.11.     Further Assurance and Corrective Instruments...................................................25
Section 7.12.     Recording and Filing; Other Instruments........................................................25
Section 7.13.     Non-Arbitrage Covenants; Notice of Events of Taxability........................................26
Section 7.14.     Additional Information.........................................................................26
Section 7.15.     Maintain Corporate Existence...................................................................26
Section 7.16.     Default Certificates...........................................................................26
Section 7.17.     Notification to Trustee and Credit Facility Trustee............................................27
Section 7.18.     Additional Reporting Requirements..............................................................27
Section 7.19.     Observe Laws...................................................................................27
Section 7.20.     Covenants of the Issuer........................................................................27
Section 7.21.     Affirmative Covenants of the Borrower..........................................................28
Section 7.22.     Negative Covenants of the Borrower.............................................................30
Section 7.23.     Consent Relating to Construction of the Facility...............................................31
Section 7.24.     Notice to Trustee..............................................................................31



                                      -ii-




                                  ARTICLE VIII

                        ASSIGNMENT, LEASING AND SELLING

Section 8.1.      Assignment of Loan Agreement or Lease or Sale of Facility by the Borrower......................31
Section 8.2.      Restrictions on Transfer of Issuer's Rights....................................................31

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

Section 9.1.      Events of Default Defined......................................................................31
Section 9.2.      Remedies on Default............................................................................33
Section 9.3.      Application of Amounts Realized in Enforcement of Remedies.....................................33
Section 9.4.      No Remedy Exclusive............................................................................34
Section 9.5.      Agreement to Pay Attorneys' Fees and Expenses..................................................34
Section 9.6.      Correlative Waivers............................................................................34
Section 9.7.      Conflicting Provision..........................................................................34

                                   ARTICLE X

                                  PREPAYMENTS

Section 10.1.     Optional Prepayments...........................................................................35
Section 10.2.     Mandatory Prepayments..........................................................................35
Section 10.3.     Other Mandatory Prepayments....................................................................36

                                   ARTICLE XI


                                 MISCELLANEOUS

Section 11.1.     References to the Bonds Ineffective After Bonds Paid...........................................36
Section 11.2.     No Implied Waiver..............................................................................36
Section 11.3.     Issuer Representative..........................................................................36
Section 11.4.     Borrower Representative........................................................................36
Section 11.5.     Notices........................................................................................36
Section 11.6.     If Payment or Performance Date Is Other Than a Business Day....................................37
Section 11.7.     Binding Effect.................................................................................37
Section 11.8.     Severability...................................................................................37
Section 11.9.     Amendments, Changes and Modifications..........................................................37
Section 11.10..............Execution in Counterparts.............................................................38
Section 11.11..............Applicable Law........................................................................38
Section 11.12..............No Charge Against Issuer Credit.......................................................38
Section 11.13..............Issuer Not Liable.....................................................................38
Section 11.14..............Expenses..............................................................................38
Section 11.15..............Amounts Remaining with the Trustee....................................................38
Section 11.16..............Effective Date........................................................................39





                                     -iii-




Execution by the Issuer..........................................................................................40
Execution by the Borrower........................................................................................40

Exhibit A  - Promissory Note
Exhibit B  - The Facility Site




                                      -iv-